EXECUTION COPY
Exhibit 99.1

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
by and among
BELL MICROPRODUCTS FUNDING CORPORATION,
as Borrower,
BELL MICROPRODUCTS INC.,
as Servicer,
VARIABLE FUNDING CAPITAL COMPANY LLC,
as a Lender,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender Group Agent,
GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender and as a Lender Group Agent,
THE CONDUIT LENDERS FROM TIME TO TIME PARTIES HERETO,
THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO,
THE LENDER GROUP AGENTS FROM TIME TO TIME PARTY HERETO
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent
Dated as of May 14, 2007

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Exhibits

Exhibit I	Definitions
Exhibit II	Form of Borrowing Notice
Exhibit III	Places of Business of the Loan Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Periodic Report
Exhibit X	Form of Contract(s)
Exhibit XI	Form of Pricing Supplement
Exhibit XII	Form of Weekly Report
Schedules

Schedule A	Lender Groups, Lender Group Agents, Conduit Lenders and Liquidity Banks and Commitments of Liquidity Banks
Schedule B	Closing Documents
Annexes

Annex A	Receivables Representations

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SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
     THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of May 14, 2007 is entered into by and among:
     (a) Bell Microproducts Funding Corporation, a Delaware corporation (“Borrower”),
     (b) Bell Microproducts Inc., a California corporation (“Bell Microproducts”), as initial Servicer (the Servicer together with Borrower, the “Loan Parties” and each, a “Loan Party”),
     (c) Variable Funding Capital Company LLC (“VFCC”),
     (d) Wachovia Bank, National Association, as agent for the Lender Group (as defined herein) of which VFCC is a party (in such capacity, the “VFCC Agent”) and as agent for the Lenders hereunder or any successor agent hereunder (in such capacity, together with its successors and assigns hereunder, the “Agent”),
     (e) Each of the entities identified on Schedule A to this Agreement as a Conduit (together with any of their respective successors and assigns hereunder, the “Conduit Lenders”),
     (f) General Electric Capital Corporation (“GECC’), as a Lender and as agent for the Lender Group of which GECC is a party (in such capacity, the “GECC Agent”),
     (g) Each of the entities identified on Schedule A to this Agreement as a Liquidity Bank (together with any of their respective successors and assigns hereunder, the “Liquidity Banks”), and
     (h) Each of the entities identified on Schedule A to this Agreement as a Lender Group Agent (together with any of their respective successors and assigns hereunder, the “Lender Group Agents”).
     Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
     The Loan Parties, VFCC, Market Street Funding LLC, PNC Bank, National Association and the Agent are parties to that certain Amended and Restated Credit and Security Agreement dated as of December 28, 2005, as amended from time to time (the “Existing Credit and Security Agreement”).
     Borrower desires to borrow from the Lenders from time to time.
     Each Conduit may, in its absolute and sole discretion, make Advances to the Borrower from time to time.

     In the event that a Non-Committed Conduit declines to make any Advance, the Liquidity Banks that are members of the related Lender Group shall, at the request of Borrower, make Advances from time to time.
     Wachovia Bank, National Association has been requested and is willing to act as Agent on behalf of the Lenders in accordance with the terms hereof.
     The parties hereto desire to amend and restate the Existing Credit and Security Agreement as follows:
Article I
The Advances
     Section 1.1 Credit Facility.
     (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:
     (i) Borrower may, at its option, request Advances from the Lenders, ratably (based on Lender Group Shares), in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the “Borrowing Limit”);
     (ii) subject to the terms and conditions of this Agreement, each Lender Group shall make available Loans in an amount equal to the lesser of such Lender Group’s Lender Group Limit and the related Lender Group Share of the requested Advance, as provided for herein;
     (iii) any Non-Committed Conduit may, at its option, make available its Lender Group Share of the requested Advance, or if any Non-Committed Conduit shall decline to make available its Lender Group Share of any Advance, except as otherwise provided in Section 1.2, the Liquidity Banks that are members of the related Lender Group severally agree to make Loans in an aggregate principal amount equal to the lesser of such Lender Group’s Lender Group Limit and the related Lender Group Share of the requested Advance.
     Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII. It is the intent of each Conduit to fund its Lender Group Share of all Advances by the issuance of Commercial Paper (other than in the case of GECC, which will not issue Commercial Paper to fund its Advances).
     The portion of each Advance to be funded by the GECC Lender Group shall be made by GECC (the “GE Swing Line Lender”) as a swing line advance (each, a “Swing Line Advance”) for the benefit of the Lenders in the GECC Lender Group. Each Swing Line Advance made by the GE Swing Line Lender shall be deemed to be the portion of the Advance funded by the Lenders in the GECC Lender Group for all purposes of this Agreement and each Swing Line Advance shall be an arrangement between the GECC Group and the Lenders in the GECC

Lender Group only; provided that all obligations of the Borrower with respect to the related Advance shall not be affected by any Swing Line Advance made hereunder. The GECC Group, at any time and from time to time no less frequently than once per month, shall request each applicable Lender in the GECC Lender Group to pay its portion of the Swing Line Advances to the GECC Swing Line Lender, which payment shall convert such Swing Line Advance to an Advance made directly by the Lenders in the GECC Lender Group. Each such Lender in the GECC Lender Group shall disburse directly to the GE Swing Line Lender, its Pro Rata Share of the GECC Lender Group Lender Group Share of such Advance prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date on which such request is made.
     (b) Borrower may, upon at least ten (10) days’ notice to the Agent and the Lender Group Agents, terminate in whole or reduce in part, ratably among the Lender Groups, the unused portion of the Aggregate Commitment of the Liquidity Banks; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce either (i) with respect to any Lender Group the related Conduit of which is a Non-Committed Conduit, the Commitments of the Liquidity Banks of each Lender Group ratably among such Liquidity Banks in such Lender Group or (ii) with respect to any Lender Group the related Conduit of which is a Committed Conduit, the Commitment of such Conduit.
     (c) Agent may, in good faith, from time to time, upon not less than ten (10) days’ prior notice to Borrower, reduce the Borrowing Limit from the amounts set forth in Section 1.1 (a) to the extent that the Agent determines in its good faith credit judgment that (i) the likelihood of collection of the Receivables has decreased or there has been a deterioration in the performance of the Receivables from historical levels or (ii) the quality, stress level, concentration level or mix of the Receivables has deteriorated from historical levels. In determining whether to reduce the Borrowing Limit, the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Receivables or in establishing the Net Pool Balance.
     Section 1.2 Increases.
     Borrower shall provide the Agent and each Lender Group Agent with at least two (2) Business Days’ prior notice in a form set forth as Exhibit II hereto of each Advance (each, a “Borrowing Notice”). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Borrowing Date and, in the case of an Advance to be funded by the Liquidity Banks, the requested Interest Rate and Interest Period; provided, however, that Borrower shall not request, and the Lenders shall have no obligation to make, any Advance either (x) more than six (6) times during any Settlement Period or (y) at any time any Borrowing Notice is outstanding but the related Borrowing Date has not yet occurred. Following receipt of a Borrowing Notice, each Lender Group Agent will determine whether the related Conduit will make available such Lender Group’s Lender Group Share of the requested Advance. If any Conduit or the related Lender Group Agent determines that such Lender Group will not make available the related Lender Group’s Lender Group Share of a proposed Advance, then such Lender Group’s Lender

Group Share of the proposed Advance will be made by the related Liquidity Banks and such Loan will accrue CP Costs for the period from the date such Loan is made to the end of the then current Settlement Period. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or the related Liquidity Banks, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York City time), an amount equal to (a) in the case of a Conduit, its Lender Group Share of the principal amount of the requested Advance or (b) in the case of a Liquidity Bank, such Liquidity Bank’s Pro Rata Share of its Lender Group Share of the principal amount of the requested Advance.
     Section 1.3 Decreases.
     Except as provided in Section 1.4, Borrower shall provide the Agent and each Lender Group Agent with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Principal. Such Reduction Notice shall designate (a) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (b) the amount of Aggregate Principal to be reduced which shall be applied ratably (based on Lender Group Shares) among all Lender Groups and, within each Lender Group, to the Loans specified by the Borrower in the Reduction Notice, or if no Loans are so specified, ratably to the Loans of the related Conduit and the Liquidity Banks (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time.
     Section 1.4 Deemed Collections; Borrowing Limit.
     (a) If on any day:
     (i) the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by the Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or
     (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
     (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of the Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
     (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Periodic Report (for any reason other than such Receivable becoming a Defaulted Receivable), or
     (v) any of the representations or warranties of the Borrower set forth in Section 5. 1 (i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, the Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Periodic Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.
     (b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the Aggregate Principal exceeds the Borrowing Limit, Borrower shall pay to each Lender Group Agent not later than the next succeeding Settlement Date an amount equal to such Lender Group Share of the amount necessary to reduce the Aggregate Principal, such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit. Upon receipt of such funds, each Lender Group Agent shall apply such funds to the Loans of the related Conduit and the Liquidity Banks as determined by the related Lender Group Agent, such that after giving effect to such payment the related Lender Group Principal is less than or equal to the Lender Group Limit.
     Section 1.5 Payment Requirements.
     All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in immediately available funds, and if received after 2:00 p.m. (New York City time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender Group they shall be paid to the related Lender Group Agent’s Account, for the account of such Lender Group, until otherwise notified by the applicable Lender Group Agent. Upon notice to Borrower, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of CP Rate, Interest, per annum fees calculated as part of any CP Rate, per annum fees hereunder and per annum fees under each Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
     Section 1.6 Ratable Loans; Funding Mechanics; Liquidity Fundings.
     (a) Each Advance hereunder shall consist of one or more Loans made by each Lender Group and, within each Lender Group, by the related Conduit and/or the related Liquidity Banks.
     (b) Each Lender funding any Loan shall wire transfer the principal amount of its Loan to its Lender Group Agent in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and each Lender Group Agent, subject to its receipt of such Loan proceeds, shall wire transfer such funds received by it to the account specified by the Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date.
     (c) While it is the intent of each Conduit (other than GECC) to fund the related Lender Group Share of each requested Advance through the issuance of its Commercial Paper,

the parties acknowledge that if any such Conduit is unable, or such Conduit or the related Lender Group Agent determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Lender Group Share of Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit may put all or any portion of its Loans to the Liquidity Banks for the related Lender Group at any time pursuant to the Liquidity Agreement for such Lender Group to finance or refinance the necessary portion of its Lender Group Share of Loans through a Liquidity Funding to the extent available.
     (d) Nothing herein shall be deemed to commit any Non-Committed Conduit to make Loans. Each Committed Conduit, by its execution of this Agreement or the related Assignment Agreement shall be committed to make Loans hereunder in an aggregate outstanding amount not to exceed its Commitment.
Article II
Payments and Collections
     Section 2.1 Payments.
     Borrower hereby promises to pay the following (collectively, the “Obligations”):
     (a) the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;
     (b) the fees set forth in each Fee Letter on the dates specified therein;
     (c) all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date;
     (d) all accrued and unpaid Interest on the LIBO Rate Loans on the last day of each Interest Period applicable thereto;
     (e) all accrued and unpaid Yield on the Conduit Loans on each Settlement Date; and
     (f) all Broken Funding Costs and Indemnified Amounts upon demand.
     Section 2.2 Collections Prior to Amortization.
     On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the each Lender Group Agent’s Account, for distribution to the Persons specified below, from Collections received by it during the related Settlement Period equal to the sum of the following amounts for application to the Obligations in the order specified:
     first, ratably among each Lender Group in accordance with the Lender Group Shares, to the payment of all accrued and unpaid Yield, Interest and Broken Funding Costs (if any) of each Lender Group that are then due and owing, second, ratably among each Lender Group in accordance with the Lender Group Shares, to the payment of all accrued and unpaid fees under each Fee Letter (if any) that are then due and owing, third, to the accrued and unpaid Servicing Fee,
     fourth, if required under Section 1.3 or 1.4, to the ratable reduction, among each Lender Group in accordance with the Lender Group Shares, of the Aggregate Principal, fifth, for the ratable payment, among each Lender Group in accordance with the Lender Group Shares, of all other unpaid Obligations, if any, that are then due and owing, and sixth, the balance, if any, to Borrower or otherwise in accordance with Borrower’s instructions.
Collections applied to the payment of Obligations shall be distributed to each Lender Group Agent in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2. Upon receipt of any such funds, each Lender Group Agent shall distribute such funds to the appropriate members of its Lender Group. If at any time any Collections are received by the Servicer on and after the Initial Funding Date and prior to the Facility Termination Date, Borrower hereby requests, and each Lender and the Agent hereby agrees, that such funds may be reinvested by Borrower by purchasing additional Eligible Receivables (each, a “Reinvestment”) such that after giving effect to such Reinvestment, the Aggregate Principal is less than or equal to the Borrowing Limit.
     Section 2.3 Collections Following Amortization.
     On (a) each day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (b) the Amortization Date and (c) each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the Agent the amount due pursuant to clause first below and (ii) then, to each Lender Group Agent’s Account such Lender Group’s Lender Group Share of the remaining amounts set aside pursuant to the preceding two sentences, and each Lender Group Agent shall apply such amounts to reduce the Obligations as follows:
     first, to the reimbursement of the Agent’s costs of collection and enforcement of this Agreement, second, ratably among each Lender Group in accordance with the Lender Group Shares, to the payment of all accrued and unpaid Yield, Interest and Broken Funding Costs of such Lender Group,

     third, ratably among each Lender Group in accordance with the Lender Group Shares, to the payment of all accrued and unpaid fees under the Fee Letter for such Lender Group, fourth, ratably among each Lender Group in accordance with the Lender Group Shares, to the reduction of Aggregate Principal, fifth, ratably among each Lender Group in accordance with the Lender Group Shares, for the payment of all other unpaid Obligations, and sixth, after the Obligations have been indefeasibly reduced to zero, to Borrower.
Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3, shall be shared ratably (within each priority) among the members of each Lender Group in accordance with the amount of such Obligations owing to each of them in respect of each such priority.
     Section 2.4 Payment Rescission.
No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Lender Group Agent (for application to the Person or Persons within the related Lender Group who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.
Article III
Conduit Funding
     Section 3.1 Yield.
     Each Conduit Loan that is funded with Commercial Paper (other than in the case of GECC) will accrue Yield at the applicable Yield Rate each day on the principal amount of such Loan. Each Conduit Loan that is funded by GECC will accrue Yield at the applicable Yield Rate each day on the principal amount of such Loan until the date that GECC notifies the Borrower that such Loan will not accrue Yield at the applicable Yield Rate but instead at the rates specified in Section 4.1 hereof.
     Section 3.2 Calculation of Yield.
     Not later than the 3rd Business Day immediately preceding each Periodic Reporting Date (as defined in clause (i) of the definition thereof), each Conduit shall calculate the aggregate amount of Yield applicable to its Loans for the Calculation Period then most recently ended and shall notify Borrower of such aggregate amount.

     Section 3.3 Yield Payments.
     On each Settlement Date, Borrower shall pay to each Lender Group Agent (for the benefit of the related Conduit) an amount equal to all accrued and unpaid Yield for such Lender Group in respect of the principal associated with all Conduit Loans of such Conduit for the Calculation Period then most recently ended in accordance with Article II.
     Section 3.4 Default Rate.
     From and after the occurrence of an Amortization Event, all Conduit Loans shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.
Article IV
Bank Funding
     Section 4.1 Bank Funding.
     Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Bank Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the Lender Group Agent for each Lender Group of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan made by any Conduit that is transferred to the Liquidity Banks for such Conduit’s Lender Group pursuant to the related Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable). If the Liquidity Banks of a Lender Group acquire by assignment from the related Conduit any Loan pursuant to the Liquidity Agreement for such Lender Group, each such Loan so assigned shall be deemed to have an Interest Period commencing on the date of any such assignment.
     Section 4.2 Interest Payments.
     On the Settlement Date for each Bank Funding, Borrower shall pay to the applicable Lender Group Agent (for the benefit of the related Liquidity Banks) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Bank Funding of such Lender Group in accordance with Article II.
     Section 4.3 Selection and Continuation of Interest Periods.
     (a) With consultation from (and approval by) the Lender Group Agent for the related Lender Group, Borrower shall from time to time request Interest Periods for the Bank Fundings of a Lender Group by providing notice to the related Lender Group Agent in accordance with the provisions of Section 4.4, provided that if at any time any Bank Funding is outstanding for a Lender Group, Borrower shall always request Interest Periods for such Lender Group such that at least one Interest Period for such Lender Group shall end on the date specified in clause (i) of the definition of Settlement Date.

     (b) Borrower or a Lender Group Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the “Terminating Tranche”) for any Bank Funding of the related Lender Group, may, effective on the last day of the Terminating Tranche: (i) divide any such Bank Funding into multiple Bank Fundings, (ii) combine any such Bank Funding with one or more other Bank Fundings of such Lender Group that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Bank Funding with a new Bank Funding to be made by the Liquidity Banks of such Lender Group on the day such Terminating Tranche ends.
     Section 4.4 Liquidity Bank Interest Rates.
     Borrower may select the LIBO Rate or the Alternate Base Rate for each Bank Funding. Borrower shall by 2:00 p.m. (New York City time): (a) at least two (2) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the applicable Lender Group Agent irrevocable notice of the new Interest Rate for the Bank Funding associated with such Terminating Tranche. Until Borrower gives notice to the applicable Lender Group Agent of another Interest Rate, the (i) initial Interest Rate for any Loan transferred to the Liquidity Banks of a Lender Group pursuant to the Liquidity Agreement for such Lender Group and (ii) the Interest Rate for any Terminating Tranche shall be the Alternate Base Rate (unless the Default Rate is then applicable).
     Section 4.5 Suspension of the LIBO Rate.
     (a) If any Liquidity Bank notifies the applicable Lender Group Agent that it has determined that funding its Pro Rata Share of the Bank Fundings for such Lender Group at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Bank Funding at such LIBO Rate by such Liquidity Bank are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Bank Funding at such LIBO Rate, then such Lender Group Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Bank Funding of such Lender Group accruing Interest at such LIBO Rate.
     (b) If less than all of the Liquidity Banks of a Lender Group give a notice to the applicable Lender Group Agent pursuant to Section 4.5(a), then each Liquidity Bank which gave such a notice shall be obliged, at the request of Borrower, any Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank that is a member of the related Lender Group, if such Liquidity Bank accepts such assignment or (ii) another funding entity nominated by Borrower or the related Lending Group Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; provided that (A) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), (B) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b), and (C) such replacement Liquidity Bank shall be acceptable to the Agent and the related Lender Group Agent.

     Section 4.6 Default Rate.
     From and after the occurrence of an Amortization Event, all Bank Fundings shall accrue Interest at the Default Rate.
Article V
Representations and Warranties
     Section 5.1 Representations and Warranties of the Loan Parties.
     Each Loan Party hereby represents and warrants to the Agent, each Lender Group Agent and the Lenders, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:
     (a) Existence and Power. Such Loan Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
     (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.
     (c) No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
     (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
     (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body.
     (f) Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (g) Accuracy of Information. All information heretofore furnished by such Loan Party or any of its Affiliates to the Agent, any Lender Group Agent or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Agent, any Lender Group Agent or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
     (h) Use of Proceeds. No proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
     (i) Good Title. Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.
     (j) Perfection. This Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Secured Parties) security interest in the Collateral. Such Loan Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral. The Borrower also hereby makes each representation, warranty and covenant set forth in Annex A hereto.
     (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III.
     (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Borrower has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
     (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since September 30, 2005, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
     (n) Names. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized. In the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
     (o) Ownership of Borrower. Bell Microproducts owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Borrower.
     (p) Not an Investment Company. Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
     (q) Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, if applicable), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
     (r) Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent and the Lender Group Agents have been notified in accordance with Section 7.1(a)(ix).
     (s) Payments to the Originator. With respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
     (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (u) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Periodic Report was an Eligible Receivable on such date.
     (v) Borrowing Limit. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.
     (w) Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
Article VI
Conditions of Advances
     Section 6.1 Conditions Precedent to Initial Advance.
     The initial Advance under this Agreement is subject to the conditions precedent that (a) the Agent and each Lender Group Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement and (b) the Agent and each Lender Group Agent shall have received all fees and expenses required to be paid to it on such date pursuant to the terms of this Agreement and the related Fee Letters.
     Section 6.2 Conditions Precedent to All Advances.
     Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agent and each Lender Group Agent on or prior to the date thereof, in form and substance satisfactory to the Agent and the Lender Group Agents, all Periodic Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agent and each Lender Group Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):
     (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be), such Reinvestment or rollover or continuation of any Advance as though made on and as of such date;
     (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), such Reinvestment or rollover or continuation of any Advance, that would constitute an Unmatured Amortization Event; and
     (iii) after giving effect to such Advance such Reinvestment or rollover or continuation of any Advance, the Aggregate Principal will not exceed the Borrowing Limit.
Article VII
Covenants
     Section 7.1 Affirmative Covenants of the Loan Parties.
     Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:
     (a) Financial Reporting. Such Loan Party will (I) maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, in which system true and complete entries shall be made of all dealings or transactions of or in relation to the Receivables and the businesses of such Loan Party and its Subsidiaries and (II) furnish or cause to be furnished to the Agent and each Lender Group Agent:
     (i) Annual Reporting. Within ninety (90) days after the close of each of its fiscal years (A) with respect to Bell Microproducts, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Bell Microproducts for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Bell Microproducts and reasonably acceptable to the Agent and each Lender Group Agent, that such audited financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of such Loan Party and its Subsidiaries as of the end of and for the fiscal year then ended and (B) with respect to the Borrower, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Borrower for such fiscal year. Notwithstanding the foregoing, the Servicer shall deliver its annual audited financial statements for its 2006 fiscal year on or before September 30, 2007.
     (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated balance sheets of each of the Loan Parties as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.
     (iii) Monthly Reporting. Within thirty-five (35) days after the end of each fiscal month with respect to Bell Microproducts and only upon the reasonable request of a Lender Group Agent with respect to the Borrower, the monthly unaudited consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of depreciation and amortization, capital expenditures and debt reduction), all in reasonable detail, fairly presenting the financial position and the results of the operations of such Loan Party and its Subsidiaries as of the end of and through such fiscal month, subject to normal year-end adjustments.
     (iv) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Loan Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
     (v) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Loan Party copies of all financial statements, reports and proxy statements so furnished.
     (vi) Accountant Letters. Together with the financial statements required hereunder, any reports or management letters prepared by accountants or auditors on behalf of such Loan Party.
     (vii) S.E.C. Filings. Promptly upon the filing thereof, notify the Agent and the Lender Group Agents of the filing of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party or any of its Affiliates files with the Securities and Exchange Commission.

     (viii) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Lender, copies of the same.
     (ix) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent’s and each Lender Group Agent’s prior consent thereto shall be required.
     (x) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as the Agent or a Lender Group Agent may from time to time reasonably request in order to protect the interests of the Agent and the Lenders under or as contemplated by this Agreement.
     (b) Notices. Such Loan Party will notify the Agent and the Lender Group Agents in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.
     (ii) Judgments and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $1,000,000 after deducting (I) the amount with respect to which the Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Agent and each Lender Group Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Borrower.
     (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
     (iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

     (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor.
     (vi) Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.
     (vii) Control. The exercise by any lender of dominion or control over cash or other proceeds of collateral.
     (viii) Reporting Modification. The occurrence of a request by any other lender for reporting to occur on less than a monthly basis and indicating the modified reporting requirements.
     (c) Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.
     (d) Field Exams. Such Loan Party will furnish to the Agent and the Lender Group Agents from time to time such information with respect to it and the Receivables as the Agent or any Lender Group Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by the Agent or any Lender Group Agent upon reasonable notice and at the sole cost of such Loan Party, permit the Agent and each Lender Group Agent, or its agents or representatives (and shall cause the Originator to permit the Agent and Lender Group Agents or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) the Loan Parties shall only be responsible for the costs and expenses of three (3) Reviews in any one calendar year, and (B) the Agent and the Lender Group Agents will not request more than four (4) Reviews in any one calendar year (each Lender Group Agent hereby agrees that it will not, without prior consultation and agreement with the Agent, request any such Review).
     (e) Keeping and Marking of Records and Books.

     (i) The Servicer will (and will cause the Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause the Originator to) give the Agent and each Lender Group Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
     (ii) Such Loan Party will (and will cause the Originator to): (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agent, describing the Agent’s security interest in the Collateral and (B) upon the request of the Agent following the occurrence of an Amortization Event: (1) mark each Contract with a legend describing the Agent’s security interest and (2) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
     (f) Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause the Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
     (g) Performance and Enforcement of Receivables Sale Agreement. Borrower will, and will require the Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Lender Group Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement and as the Agent or any Lender Group Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
     (h) Ownership. Borrower will (or will cause the Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Agent or any Lender Group Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Secured Parties as the Agent or any Lender Group Agent may reasonably request.
     (i) Lenders’ Reliance. Each Lender Party acknowledges that the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from the Originator and its Affiliates (other than the Borrower). Therefore, from and after the date of execution and delivery of this Agreement, each Loan Party shall take all reasonable steps, including, without limitation, all steps that the Agent, any Lender Group Agent or any Lender may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than Borrower) and not just a division of the Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower and, as applicable, each Loan Party, will:
     (i) conduct its own business in its own name and, with respect to the Servicer and its Affiliates (other than the Borrower, which shall not have any employees), require that all of its full-time employees identify themselves as such and not as employees of the Borrower (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Loan Party’s employees);
     (ii) compensate all consultants and agents directly, from Borrower’s own funds, for services provided to Borrower by such consultants and agents and, to the extent any consultant or agent of Borrower is also an employee, consultant or agent of the Originator or any Affiliate thereof, allocate the compensation of such consultant or agent between Borrower and the Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Borrower and the Originator or such Affiliate, as applicable;
     (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of the Originator, Borrower shall lease such office at a fair market rent;
     (iv) have a separate telephone number, which will be answered only in its name and separate stationery and checks in its own name;
     (v) conduct all transactions with the Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Borrower and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

     (vi) at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;
     (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);
     (viii) maintain Borrower’s books and records separate from those of the Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of the Originator or any Affiliate thereof;
     (ix) prepare its financial statements separately from those of the Originator and insure that any consolidated financial statements of the Originator or any Affiliate thereof that include Borrower and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Borrower;
     (x) except as herein specifically otherwise provided, maintain the funds or other assets of Borrower separate from, and not commingled with, those of the Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or the Agent hereunder) has the power to make withdrawals;
     (xi) pay all of Borrower’s operating expenses from Borrower’s own assets (except for certain payments by the Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
     (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables from the Originator under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

     (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect;
     (xiv) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Lender Group Agents;
     (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
     (xvi) maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;
     (xvii) notwithstanding the provisions of its Articles of Incorporation, will take actions permitted by Article 7.1(b) its Articles of Incorporation only by unanimous vote or consent of it board of directors and only with the affirmative consent or vote of its independent director; and
     (xviii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Fredrikson & Byron, P.A. as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
     (j) Collections.
     (i) Such Loan Party will cause (A) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (B) each Lock-Box and Collection Account (and the Borrower shall cause the Facility Account) to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement;
     (ii) Borrower, or Servicer on behalf of Borrower, shall cause evidence to be delivered to Agent and the Lender Group Agents showing that each Lock-Box and each Collection Account is maintained in the name of Borrower; and
     (iii) Borrower and Servicer shall maintain all Collections in a Collection Account or the Facility Account and shall not (A) withdraw funds from any such account except for the purposes set forth in, and to the extent permitted by, the Transaction Documents or (B) permit or cause the Facility Account to be terminated except with the prior consent of, and on terms and conditions acceptable to, the Agent.
     (k) Taxes. Such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent, any Lender Group Agent or any Lender.
     (l) Payment to the Originator. With respect to any Receivable purchased by Borrower from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.
     Section 7.2 Negative Covenants of the Loan Parties.
     Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:
     (a) Name Change, Offices and Records. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Agent’s security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, or change any office where Records are kept unless it shall have: (i) given the Agent and each Lender Group Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent or any Lender Group Agent in connection with such change or relocation.
     (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent and the Lender Group Agents shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
     (c) Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit the Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit the Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
     (d) Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or the Originator. Borrower will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
     (e) Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.
     (f) Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to the Originator in respect thereof, without the prior written consent of the Agent and the Lender Group Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(e) of the Receivables Sale Agreement.
     (g) Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth would be less than the Required Capital Amount.
     (h) Borrower Indebtedness. Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable to Servicer, as servicer, and to Bell Microproducts under the Administrative Support Agreement arising in the ordinary course of business and not overdue.

     (i) Prohibition on Additional Negative Pledges. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Loan Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.
Article VIII
Administration and Collection
     Section 8.1 Designation of Servicer.
     (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Bell Microproducts is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, with the consent or at the direction of the Required Lenders, at any time designate as Servicer any Person to succeed Bell Microproducts or any successor Servicer.
     (b) So long as Bell Microproducts shall be and remain the Servicer, then Bell Microproducts shall be primarily liable to the Agent and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder, (ii) the Agent and the Lenders shall be entitled to deal exclusively with Bell Microproducts in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder and (iii) the Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than Bell Microproducts in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Bell Microproducts, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
     Section 8.2 Duties of Servicer.
     (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
     (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
     (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. All such Collections shall be retained in the Facility Account pending disbursement in accordance with the provisions of Article II and payment of the Purchase Price (as defined in the Receivables Sale Agreement) of Receivables upon receipt by the Agent and the Lender Group Agents of a Daily Purchase Report (as defined in the Receivables Sale Agreement) from the Originator in accordance with the provisions of the Receivables Sale Agreement, whereupon the Servicer may, prior to the Amortization Date and provided that such date is a date on which all of the conditions set forth in Section 6.2 have been satisfied, and provided, further, that the Agent has not required the segregation of Collections pursuant to the following sentence, withdraw amounts from the Facility Account to pay the cash portion of the Purchase Price for Receivables as shown on such Daily Purchase Report. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
     (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
     (e) The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds in accordance with Article II. The Servicer shall, from time to time at the request of any Lender Group Agent, furnish to such Lender Group Agent (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.
     (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
     (g) The Servicer will at all times (i) maintain systems and procedures whereby all Returned Goods are at all times identified on their face as Returned Goods and do not constitute inventory of the Originator or any of its Affiliates (other than the Borrower), (ii) maintain an area for the storage of all Returned Goods that is physically separated from the area in which the inventory of the Originator or any of its Affiliates (other than the Borrower) is located, in which separated area only Returned Goods are stored or located and no other inventory shall at any time be stored or located and (iii) physically segregate all Returned Goods from all other of the inventory of the Originator and all of its Affiliates (other than the Borrower).
     Section 8.3 Collection Notices.
     (a) The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Agent for the benefit of the Lenders, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Agent, and agrees that the Agent shall be entitled (a) at any time after delivery of the Collection Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (b) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Borrower.
     (b) In furtherance of the foregoing and not in limitation thereof, the Borrower and the Servicer each hereby agrees that (i) the delivery by the Agent of Collection Notices at any time by the Agent is permitted and proper and each of them agrees that neither they nor any of their affiliates will take any action intended to directly or indirectly oppose or challenge any such delivery of a Collection Notice, including any delivery of any Collection Notices at any time before or after the amount available to borrowed directly and with no restrictions by Bell Microproducts, Inc. under the Loan and Security Agreement, dated as of May 14, 2002 (as amended), by and among Bell Microproducts Inc., Bell Microproducts — Future Tech, Inc., Rorke Data, Inc., Bell Microproducts Canada — Tenex Data ULC, Total Tec Systems, Inc., Forefront Graphics US Inc., Bell Microproducts Canada Inc., Bell Microproducts Mexico, S.A. de C.V., Bell Microproducts Mexico Shareholder, LLC, Wachovia Capital Finance Corporation (Western) and the financial institutions from time to time parties thereto shall be less than $15,000,000 (a “Liquidity Event”) and (ii) any action or inaction by the Agent in sending any Collection Notice, including any inaction in sending any Collection Notice following a Liquidity Event, shall not impair the Agent’s right to deliver any Collection Notice at any time.

     Section 8.4 Responsibilities of Borrower.
     Anything herein to the contrary notwithstanding, the exercise by the Agent and the Lenders of their rights hereunder shall not release the Servicer, the Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower.
     Section 8.5 Reports.
     (a) Periodic Reports. The Servicer shall prepare and forward to the Agent and each Lender Group Agent (a) on each (i) Weekly Reporting Date, a Weekly Report and an electronic file of the data contained therein, except if the Servicer receives the prior consent of the Agent and each Lender Group Agent to not prepare such Weekly Report for such Weekly Reporting Date and (ii) Periodic Reporting Date, a Periodic Report and an electronic file of the data contained therein and (b) at such times as the Agent or a Lender Group Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.
     (b) Receivables Reports. The Servicer agrees to provide to Agent and Lender Group Agents notice of: (i) any material delay in the Originator’s or Servicer’s performance of any of its obligations to any Obligor or the assertion of any material claims, offsets, defenses or counterclaims by any Obligor, or any material disputes with Obligors, or any material settlement, adjustment or compromise thereof, (ii) all material adverse information known to the Servicer relating to the financial condition of any Obligor and (iii) any event or circumstance which, to the Servicer’s knowledge, would be reasonably likely to cause Agent to consider any then existing Receivable as no longer constituting an Eligible Receivable. No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by the Servicer to any Obligor without the Agent’s consent, except in the ordinary course of the Servicer’s business consistent with the practices of the Servicer as of the date hereof and as to any such agreement so long as the Agent and the Lender Group Agents shall have received notice thereof to the extent required hereunder.
     Section 8.6 Servicing Fee.
     As compensation for the Servicer’s servicing activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date.
Article IX
Amortization Events
     Section 9.1 Amortization Events.
     The occurrence of any one or more of the following events shall constitute an Amortization Event:

     (a) Any Loan Party shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for two (2) consecutive Business Days.
     (b) Any representation, warranty, certification or statement made by any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made.
     (c) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.
     (d) Any Loan Party shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for ten (10) consecutive days.
     (e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
     (f) Failure of the Servicer or any of its Subsidiaries other than Borrower to pay Indebtedness in excess of $1,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due and such failure continues beyond any applicable grace or cure period (other than any default that is the subject of a Notice of Default as described in Section 9.1(s)); or the default by the Servicer or any of its Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed beyond any applicable grace or cure period (other than any default that is the subject of a Notice of Default as described in Section 9.1(s)), the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Servicer or any of its Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
     (g) An Event of Bankruptcy shall occur with respect to any Loan Party or any of their respective Subsidiaries.
     (h) As at the end of any Calculation Period:
     (i) the three-month rolling average Delinquency Ratio shall exceed [3.00]%,
     (ii) the three-month rolling average Default Ratio shall exceed 3.00%, or
     (iii) the three-month rolling average Dilution Ratio shall exceed 6.75%.
     (i) A Change of Control shall occur with respect to any Loan Party.

     (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,000 or more shall be entered against Borrower, (ii) one or more final judgments for the payment of money in an amount in excess of $1,000,000 in any one case or in excess of $3,000,000 in the aggregate, shall be entered against the Servicer or any of its Subsidiaries (other than Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or (iii) any judgment other than for the payment of money, or injunction, attachment, garnishment, or execution is rendered against any Loan Party or any of the Collateral having a value in excess of $1,000,000.
     (k) The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to Borrower under the Receivables Sale Agreement.
     (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Person shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.
     (m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit.
     (n) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.
     (o) Any Plan of the Servicer or any of its ERISA Affiliates:
     (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or
     (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or
     (iii) shall require the Servicer or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or
     (iv) results in a liability to the Servicer or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.
     (p) Any event shall occur which (i) materially and adversely impairs the ability of the Originator to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or could be reasonably expected to have, a Material Adverse Effect.
     (q) After any Settlement Date, the Net Pool Balance is less than the sum of (i) the Aggregate Principal plus (ii) the Required Reserve.
     (r) Congress Financial Corporation (Western), any of its Affiliates or assignees shall deliver to the Agent written notice stating that the Originator has sold inventory outside the ordinary course of business in violation of Section 9.7 of the Loan and Security Agreement.
     (s) The Agent shall receive a Notice of Default pursuant to the terms of the Intercreditor Agreement.
     (t) The Servicer shall fail to provide to the Agent and each of the Lender Group Agents, on or before September 30, 2007, restated financial statements with respect to each of the first, second, third and fourth quarters of its 2005 fiscal year and the first and second quarters of its 2006 fiscal year and annual financial statements for each of its fiscal years ended December 31, 2004 and 2005 (collectively, the “Restated Financial Statements”), and/or such restated financial statements shall not satisfy any of the applicable requirements of Sections 7.1(a) (i) or (ii).
     (u) The Servicer shall fail to provide to the Agent and each of the Lender Group Agents, on or before September 30, 2007, a quarterly financial statement for the third quarter of its 2006 fiscal year (the “Third Quarter 2006 Financial Statement”) and annual audited financial statements for its 2006 fiscal year (the “Annual 2006 Financial Statement”) and/or such quarterly or annual financial statements shall not satisfy any of the applicable requirements of Sections 7.1(a) (i) or (ii).
     (v) An Authorized Officer of the Servicer shall fail to provide to the Agent and each of the Lender Group Agents, on or before September 30, 2007, restated Compliance Certificates with respect to each of the Restated Financial Statements and/or a Compliance Certificate with respect to either the Annual 2006 Financial Statement or the Third Quarter 2006 Financial Statement.
     (w) [reserved].
     (x) [reserved].
     (y) [reserved].
     (z) Any class of capital stock of Bell Microproducts shall at any time be removed or delisted from any stock exchange, including without limitation the stock exchange maintained by

The Nasdaq Stock Exchange, Inc. or its affiliates or trading in any such class of capital stock shall be restricted by any stock exchange.
     Section 9.2 Remedies.
     Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Lenders shall, take any of the following actions: (a) replace the Person then acting as Servicer if the Agent has not already done so, (b) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the receipt by the Agent of a notice pursuant to Section 9.1(r) or the receipt by the Agent of a Notice of Default pursuant to the Intercreditor Agreement, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (c) deliver the Collection Notices to the Collection Banks, (d) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (e) notify Obligors of the Agent’s security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
Article X
Indemnification
     Section 10.1 Indemnities by the Loan Parties.
     Without limiting any other rights that the Agent or any Lender may have hereunder or under applicable law, (a) Borrower hereby agrees to indemnify (and pay upon demand to) the Agent, each Conduit, each Lender Group Agent, each of the Liquidity Banks and each of the respective assigns, participants (including, without limitation, any SPV), officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent or such Lender) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (b) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (a) and (b):

     (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
     (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
     (iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Lenders of Loans as a loan or loans by the Lenders to Borrower secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or if such reimbursement were provided by the Servicer or the Originator, would constitute recourse to the Originator or the Servicer) relating to or resulting from:
     (i) any representation or warranty made by any Loan Party or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
     (ii) the failure by Borrower, the Servicer or the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
     (iii) any failure of Borrower, the Servicer or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
     (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
     (vi) the commingling of Collections of Receivables at any time with other funds;
     (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
     (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
     (ix) any Amortization Event described in Section 9.1(g);
     (x) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
     (xi) any failure to vest and maintain vested in the Agent for the benefit of the Lenders, or to transfer to the Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);
     (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;
     (xiii) any action or omission by any Loan Party which reduces or impairs the rights of the Agent or the Lenders with respect to any Collateral or the value of any Collateral;
     (xiv) any attempt by any Person to void any Advance or the Agent’s security interest in the Collateral under statutory provisions or common law or equitable action; and
     (xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

     Section 10.2 Increased Cost and Reduced Return.
     If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (a) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (b) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (c) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the related Lender Group Agent, Borrower shall pay to such Lender Group Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction (which demand shall include a description and calculation of such increased cost or such reduction).
     Section 10.3 Other Costs and Expenses.
     Borrower shall pay to the Agent and each Lender Group Agent on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any auditors auditing the books, records and procedures of Borrower, reasonable fees and out-of-pocket expenses of legal counsel for the Agent and for each Lender Group Agent (which such counsel may be employees of the related Conduit or such Lender Group Agent) with respect thereto and with respect to advising the Agent and each Lender Group Agent as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agent and each Lender Group Agent on demand any and all costs and expenses of the Agent, such Lender Group Agent and the Lenders, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Borrower shall reimburse each Conduit on demand for all other costs and expenses incurred by such Conduit (“Other Costs”), including, without limitation, the cost of auditing such Conduit’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit or any counsel for any shareholder of such Conduit with respect to advising such Conduit or such shareholder as to matters relating to such Conduit’s operations.
     Section 10.4 Allocations.
     Each Conduit shall allocate the liability for Other Costs among Borrower and other Persons with whom such Conduit has entered into agreements to purchase interests in or finance receivables and other financial assets (“Other Customers”). If any Other Costs are attributable to Borrower and not attributable to any Other Customer, Borrower shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Customers and not attributable to Borrower, such Other Customer shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the applicable Conduit in its sole discretion (but in good faith) and shall be binding on Borrower.
Article XI
The Agent
     Section 11.1 Authorization and Action.
     (a) Each Lender and each Lender Group Agent hereby designates and appoints Wachovia to act as its agent under the Transaction Documents and under the Liquidity Agreement, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Liquidity Agreement or the Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth in the Liquidity Agreement or in any Transaction Document, or any fiduciary relationship with any Lender or any Lender Group Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into the Liquidity Agreement or any Transaction Document or otherwise exist for the Agent. In performing its functions and duties under the Liquidity Agreement and the Transaction Documents, the Agent shall act solely as agent for the Lenders and the Lender Group Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of such Loan Party’s successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to the Liquidity Agreement or any Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender and each Lender Group Agent hereby authorizes the Agent to execute each of the UCC financing statements, each Collection Account Agreement on behalf of such Lender and such Lender Group Agent (the terms of which shall be binding on such Lender and such Lender Group Agent).
     (b) Each Person in each Lender Group, on behalf of itself and its assigns, hereby designates and appoints the Person identified as the Lender Group Agent for such Lender Group in such Lender Group’s Assignment Agreement to act as its agent hereunder and under each other Transaction Document, and authorizes such Lender Group Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Lender Group Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto.
     Section 11.2 Delegation of Duties.
     (a) The Agent may execute any of its duties under the Liquidity Agreement and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     (b) Each Lender Group Agent may execute any of its duties hereunder and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Lender Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     Section 11.3 Exculpatory Provisions.
     Neither the Agent, any Lender Group Agent nor any of their respective directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Liquidity Agreement or any Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in the Liquidity Agreement, any Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Liquidity Agreement or any Transaction Document or any other document furnished in connection therewith, or for any failure of any Loan Party to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Lender Group Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Loan Parties. Neither the Agent nor any Lender Group Agent shall be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless it has received notice from a Loan Party or a Lender.
     Section 11.4 Reliance by Agent.
     The Agent and each Lender Group Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by it. The Agent and each Lender Group Agent shall in all cases be fully justified in failing or refusing to take any action under the Liquidity Agreement or any Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders, a majority in interest of the Liquidity Banks that are members of its Lender Group (in the case of the Agent, in such instances as are provided for herein) or all of the Lenders, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders (in the case of the Agent) or the Lenders that are members of its Lender Group (in the case of a Lender Group Agent), provided that unless and until the Agent or a Lender Group Agent shall have received such advice, the Agent or such Lender Group Agent, as the case may be, may take or refrain from taking any action, as it shall deem advisable and in the best interests of the Lenders (in the case of the Agent) or the Lenders that are members of its Lender Group (in the case of the Lender Group Agent). The Agent and each Lender Group Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Lenders, as applicable (in the case of the Agent), or the Lenders that are members of its Lender Group (in the case of the Lender Group Agent), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (in the case of the Agent) or the Lenders that are members of its Lender Group (in the case of the Lender Group Agent).
     Section 11.5 Non-Reliance on Agent and Other Lenders.
     Each Lender expressly acknowledges that neither the Agent, any Lender Group Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Lender Group Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent or any Lender Group Agent. Each Lender represents and warrants to the Agent and each Lender Group Agent that it has and will, independently and without reliance upon the Agent, any Lender Group Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into the Liquidity Agreement, the Transaction Documents and all other documents related thereto.
     Section 11.6 Reimbursement and Indemnification.
     (a) The Lender Group Agents agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Lender Group Shares, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of the Liquidity Agreement and the Transaction Documents.
     (b) The Liquidity Banks that are members of each Lender Group agree to reimburse and indemnify the related Lender Group Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Lender Group Agent, acting in its capacity as Lender Group Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by such Lender Group Agent, in its capacity as Lender Group Agent and acting on behalf of the Lenders in such Lender Group, in connection with the administration and enforcement of this Agreement and the Transaction Documents.
     Section 11.7 Agent in its Individual Capacity.
     The Agent, each Lender Group Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though the Agent or such Lender Group Agent were not the Agent or a Lender Group Agent hereunder. With respect to the making of Loans pursuant to this Agreement, the Agent and each Lender Group Agent shall have the same rights and powers under the Liquidity Agreement for its Lender Group and this Agreement in its individual capacity as any Lender and may exercise the same as though it were not the Agent or Lender Group Agent, as the case may be, and the terms “Liquidity Bank,” “Lender,” “Liquidity Banks” and “Lenders” shall include the Agent and each Lender Group Agent, as applicable, in its individual capacity.
     Section 11.8 Successor Agent.
     The Agent and each Lender Group Agent, upon five (5) days’ notice to the Loan Parties and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Required Liquidity Lenders (in the case of the Agent) and by a Majority-In-Interest of the Liquidity Banks of the related Lender Group (in the case of the Lender Group Agent); provided, however, that Wachovia shall not voluntarily resign as the Agent so long as any of the Liquidity Commitments remain in effect or VFCC has any outstanding Loans. If the Agent (other than Wachovia) shall voluntarily resign or be removed as Agent under this Agreement, then the Required Liquidity Lenders during such five-day period shall appoint, from among the remaining Liquidity Banks, a successor Agent, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term “Agent” shall mean such successor agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If a Lender Group Agent shall voluntarily resign or be removed as Lender Group Agent under this Agreement, then a majority in interest of the Liquidity Banks that are members of the related Lender Group, during such five-day period, shall appoint, from among the remaining Liquidity Banks that are members of such Lender Group, a successor Lender Group Agent reasonably acceptable to Borrower (provided that Borrower’s consent shall not be required if any Amortization Event shall have occurred), whereupon such successor Lender Group Agent shall succeed to the rights, powers and duties of the Lender Group Agent for such Lender Group and the term “Lender Group Agent” shall mean such successor agent, effective upon its appointment, and the former Lender Group Agent’s rights, powers and duties as Lender Group Agent shall be terminated, without any other or further act or deed on the part of such former Lender Group Agent or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.8, the retiring Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Liquidity Agreement and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
Article XII
Assignments; Participations
     Section 12.1 Assignments.
     (a) Each of the Agent, the Loan Parties, each of the Lender Group Agents and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks that are members of such Conduit’s Lender Group pursuant to the related Liquidity Agreement.
     (b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a “Purchasing Liquidity Bank”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit VII hereto (an “Assignment Agreement”) executed by such Purchasing Liquidity Bank and such selling Liquidity Bank; provided, however, that any assignment of a Liquidity Bank’s rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the Liquidity Agreement. The consent of the related Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and (ii) agree to deliver to the Agent and each Lender Group Agent, promptly following any request therefor by the Agent or such Lender Group Agent, an enforceability opinion in form and substance satisfactory to the Agent and such Lender Group Agent. Upon delivery of an executed Assignment Agreement to the Agent and the related Lender Group Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and the Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders, the Lender Group Agents or the Agent shall be required.
     (c) Each of the Liquidity Banks agrees that in the event that it shall suffer a Downgrading Event, such Downgraded Liquidity Bank shall be obliged, at the request of the related Lender Group Agent, to (i) collateralize its Commitment and its Liquidity Commitment in a manner acceptable to the Agent and such Lender Group Agent, or (ii) assign all of its rights and obligations hereunder and under the Liquidity Agreement to an Eligible Assignee nominated by the related Lender Group Agent or a Loan Party and acceptable to the related Lender Group Agent and willing to participate in this Agreement and the Liquidity Agreement through the Liquidity Termination Date in the place of such Downgraded Liquidity Bank; provided that the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank’s Pro Rata Share of the Obligations owing to the Liquidity Banks that are members of its Lender Group.

     (d) Each Lender Group Agent shall, on behalf of the Borrower, maintain a copy of each Assignment Agreement delivered to and a register (each “Register”) for the recordation of the names and addresses of, and the principal amount of the Loans owing to, the Lenders that are members of such Lender Group Agent’s Lender Group and the Commitments of each Liquidity Bank that is a member of such Lender Group from time to time. The entries in each Register shall be conclusive, in the absence of manifest error, and the Borrower, each Lender, each Lender Group Agent and the Agent shall treat the person whose name is recorded in a Register as the owner of the Loans described therein for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan by a Lender shall be effective only upon appropriate entries with respect thereto being made in a Register.
     (e) Notwithstanding the foregoing, any Lender may, without notice to or consent from the Agent, any Lender Group Agent or the Borrower, assign to a special purpose vehicle (a “SPV”) all or a portion of its rights (but not its obligations) under the Transaction Documents, including a sale of any Advances or other obligations and such Lender’s right to receive payment with respect to any such obligations; provided, however, that (1) no such SPV shall have a commitment, or be deemed to have made an offer to commit, to make Advances under the Transaction Documents, and none shall be liable to any person for any obligations of such Lender under the Transaction Documents; and (2) no such SPV shall be entitled to require such Lender to take or omit to take any action under the Transaction Documents except actions directly affecting (A) any reduction in the principal amount of, or interest rate or fees payable with respect to, any Advance, (B) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (C) any release of all or substantially all of the collateral (other than in accordance with the terms of Transaction Documents). The Borrower agrees that any representations, warranties, covenants and indemnities made by it under the Transaction Documents may be enforced directly by any such assignees. Each such SPV, shall succeed to the rights and benefits of the Lenders under the applicable Transaction Documents, including the rights to increased costs, indemnities for breakage and increased capital; provided, that no such sale shall relieve any Lender of its obligations to fund future Advances and the Borrower may, so long as the assigning Lender remains a Lender under the Transaction Documents, continue to deal with such Lender as if no such sale had occurred.
     Section 12.2 Participations.
     Any Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of the Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Liquidity Bank hereunder or under the Liquidity Agreement. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank’s rights and obligations under this Agreement and the Liquidity Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Loan Parties, the related Lender Group Agent and the Agent shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank’s rights and obligations under this Agreement and the Liquidity Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Article XIII
Security Interest
     Section 13.1 Grant of Security Interest.
     To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all assets of Borrower, including, without limitation, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections, each Lock-Box and Collection Account and all proceeds of the foregoing (collectively, the “Collateral”).
     Section 13.2 Termination after Final Payout Date.
     Each of the Secured Parties hereby authorizes the Agent, and the Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to the Borrower (or otherwise authorize the Borrower to file) such UCC termination statements as may be necessary to terminate the Agent’s security interest in and Lien upon the Collateral, all at the Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Agent and the other Secured Parties in and to the Collateral shall terminate.
Article XIV
Miscellaneous
     Section 14.1 Waivers and Amendments.
     (a) No failure or delay on the part of the Agent, any Lender Group Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Lenders, Borrower, the Lender Group Agents and the Agent, at the direction of the Required Lenders, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

     (i) without the consent of each affected Lender, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any Yield (or any component of Interest or Yield), reduce any fee payable to the Agent for the benefit of the Lenders, (C) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Liquidity Bank’s Pro Rata Share or any Liquidity Bank’s Commitment, (D) amend, modify or waive any provision of the definition of Required Lenders or this Section 14.1(b), (E) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (F) amend, modify, or waive any provision of Sections 9.1 (a), (g), (h) and (n), (G) change the definition of “Borrowing Base,” “Net Receivables Balance,” “Concentration Factor,” “Obligor Concentration Factor,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest Reserve,” “Servicing Reserve,” “Servicing Fee Rate,” “Required Reserve” or “Required Reserve Factor Floor” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;
     (ii) without the written consent of any then Lender Group Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Lender Group Agent or
     (iii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.
Notwithstanding the foregoing, (A) without the consent of the unaffected Lender Group Agents and the members of such unaffected Lender Group, but with the consent of Borrower, the Agent and a Lender Group Agent may amend this Agreement solely to add additional Persons as Liquidity Banks hereunder for such Lender Group Agent’s Lender group and (B) the Agent, the Required Lenders, the Lender Group Agents and the Lenders may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, or Section 14.13 without the consent of Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders, the Lender Group Agents and the Agent.
     Section 14.2 Notices.
     Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 14.2. Borrower hereby authorizes each Lender Group Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom such Lender Group Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to such Lender Group Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by such Lender Group Agent, the records of the Agent shall govern absent manifest error.
     Section 14.3 Ratable Payments.
     If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
     Section 14.4 Protection of Agent’s Security Interest.
     (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Agent’s security interest in the Collateral, or to enable the Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.
     (b) If any Loan Party fails to perform any of its obligations hereunder, the Agent, any Lender Group Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s, such Lender Group Agent’s or such Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each of the Loan Parties (i) hereby authorizes the Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Loan Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (ii) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (iii) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent in connection with the perfection of the security interests in favor of Borrower or the Agent.
     Section 14.5 Confidentiality.
     (a) Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, GECC and VFCC and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants, attorneys, investors, potential investors, credit enhancers to GECC or VFCC (and such credit enhancers employees, officers and directors) and the agents or advisors of such Persons who have a need to know such information and by such Lender and credit enhancers to GECC or VFCC as required by any applicable law or order of any judicial or administrative proceeding.
     (b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Liquidity Banks, GECC or VFCC by each other, (ii) by the Agent, any Lender Group Agent or the Lenders to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Lender Group Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to VFCC or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants, attorneys, advisors of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, the Lenders, credit enhancers to GECC, VFCC or any Lender Group Agent and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
     Section 14.6 Bankruptcy Petition.
     (a) The Borrower, the Servicer, the Agent, each Lender Group Agent and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
     (b) The Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Obligations hereunder by the Borrower, it will not take any action in contemplation or furtherance of, institute against or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 Limitation of Liability.
     No claim may be made by any Loan Party or any other Person against any Conduit, the Agent, any Lender Group Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     Section 14.8 CHOICE OF LAW.
     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION
5-1401 OF THE GENERAL OBLIGATIONS LAW.
     Section 14.9 CONSENT TO JURISDICTION.
     EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
     Section 14.10 WAIVER OF JURY TRIAL.
     EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS

AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
     Section 14.11 Integration; Binding Effect; Survival of Terms.
     (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and (iii) the provisions of Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
     Section 14.12 Counterparts; Severability; Section References.
     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
     Section 14.13 Wachovia Roles.
     Each of the Lender and each Lender Group Agent acknowledges that Wachovia acts, or may in the future act: (a) as administrative agent for VFCC or any Liquidity Bank, (b) as an issuing and paying agent for the Commercial Paper of VFCC or any other Lender, (c) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of VFCC or any other Lender, and/or (d) to provide other services from time to time for VFCC or any Liquidity Bank (collectively, the “Wachovia Roles”). Without limiting the generality of this Section 14.13, each Lender and each Lender Group Agent hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for VFCC, and the giving of notice of a mandatory purchase pursuant to the related Liquidity Agreement.

     Section 14.14 Relationship of this Amendment to the Loan and Security Agreement.
     To the extent that any covenant, representation, warranty, default provision or amendment or waiver fee arrangement in respect of any of the Loan Parties at any time contained in the Loan and Security Agreement, any amendment, modification, restatement, supplement or replacement thereof or thereto or in any document, agreement, facility or securities entered into or issued by any Loan Party or any of its Affiliates is more favorable to the creditors of any of the Loan Parties or any of their Affiliates than any corresponding provision hereunder is to the Lenders and the Lender Group Agents or any financial covenant is thereunder made applicable to any Loan Party or any of its Affiliates, then this Amendment shall be automatically (and without any action necessary on the part of any party hereto) deemed to be amended to incorporate such more favorable covenant, representation, warranty, default provision or amendment or waiver fee arrangement or financial covenant for the benefit of the Lenders and the Lender Group Agents.
     Section 14.15 Amendment And Restatement.
     The terms and provisions of the Existing Credit and Security Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Existing Credit and Security Agreement, but merely an amendment and restatement of the terms governing such obligations. Further, from and after the date hereof, this Agreement (as it may be amended from time to time) shall be the “Credit Agreement” referred to in the Borrower’s Certificate of Incorporation.
     Section 14.16 Release of Claims.
     The Borrower and the Servicer each hereby waives and releases and forever discharges each of the Lenders, the Agent, each of the Lender Group Agents and each of the other Secured Parties and their respective officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have as of the date of this Agreement against any of them arising out of or relating to the Obligations. In furtherance of their respective obligations hereunder and not in limitation thereby, the Borrower and the Servicer each further agrees to indemnify and hold each of the Lenders, the Agent, each of the Lender Group Agents and each of the other Secured Parties and their respective officers, directors, attorneys, agents and employees harmless from any loss, claim, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against any of them on account of any claims arising out of or relating to the Obligations. The Borrower and the Servicer each further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

BELL MICROPRODUCTS FUNDING CORPORATION as Borrower

By: Name:	/s/ Karl Steffen Karl Steffen
Title:	CFO

Address:	Bell Microproducts Funding Corporation
1941 Ringwood Avenue Suite A
San Jose, California 95131
Attention: Chief Financial Officer
Telephone: 408-467-2735
Fax: 408-467-2735

BELL MICROPRODUCTS INC. as Servicer

By: Name:	/s/ Jim Illson Jim Illson
Title:	COO and President — Americas

Address:	Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California 95131
Attention: Chief Financial Officer
Telephone: 408-451-9400
Fax: 408-451-1632
[additional signatures to follow]
[Signature Page to Second Amended and Restated Credit and
Security Agreement — Bell Microproducts]

VARIABLE FUNDING CAPITAL COMPANY LLC as a Lender

By:	Wachovia Capital Markets, LLC, as Attorney - In-Fact

By: Name:	/s/ Douglas R. Wilson, Sr. Douglas R. Wilson, Sr.
Title:	Director

Address:	Variable Funding Capital Company LLC
c/o Wachovia Bank, National Association
One Wachovia Center
301 South College Street, TW-10
Charlotte, North Carolina 28288
Attention: Doug Wilson
Telephone: 704-374-2520
Fax: 704-383-9579

WACHOVIA BANK, NATIONAL ASSOCIATION
as a Liquidity Bank, as Lender Group Agent for the Lender Group of which VFCC is a member and as Agent

By:	/s/ Michael J. Landry

Name:	/s/ Michael J. Landry
Title:	Vice President

Address:	Wachovia Bank, National Association
171 17th Street, NW
4th Floor, Mail Code GA4524
Atlanta, Georgia 30363
Attention: Michael Landry
Telephone: 404-214-6388
Fax: 404-214-5481
[additional signatures to follow]
[Signature Page to Second Amended and Restated Credit and
Security Agreement — Bell Microproducts]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender, as Lender Group Agent for the Lender Group of which GECC is a member, as a Liquidity Bank and as a Conduit

By: Name:	/s/ Susan Bassett Susan Bassett
Title:	Duly Authorized Signatory

Address:	GE Commercial Finance
401 Merritt Seven, Suite 23
Norwalk, CT 06851

Attention:	Vice President, Trade A/R
Telephone No.:	203 - 229 - 1800
Facsimile No.:	203 - 956 - 4002
     [end of signatures]
[Signature Page to Second Amended and Restated Credit and
Security Agreement — Bell Microproducts]

EXHIBIT I
DEFINITIONS
     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
Adjusted Dilution Ratio: At any time, the rolling average of the Dilution Ratio for the twelve (12) Calculation Periods then most recently ended.
Administrative Support Agreement: That certain Administrative Support Agreement, dated as of September 20, 2004, between Bell Microproducts and Borrower, as the same may be amended, restated or otherwise modified from time to time.
Advance: A borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.
Adverse Claim: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
Agent: As defined in the preamble to this Agreement.
Aggregate Commitment: On any date of determination, the aggregate amount of the Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $120,000,000.
Aggregate Principal: On any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.
Aggregate Reduction: As defined in Section 1.3.
Agreement: This Credit and Security Agreement, as it may be amended or modified and in effect from time to time in accordance with the terms hereof.
Alternate Base Rate: For any day, a rate per annum equal to the higher as of such day of: (i) the Prime Rate or (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

Exhibit I - 1

Alternate Base Rate Loan: A Loan which bears interest at the Alternate Base Rate or the Default Rate.
Amortization Date: The earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is thirty (30) days after the Agent’s and the Lender Group Agents’ receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.
Amortization Event: As defined in Article IX.
Assignment Agreement: As defined in Section 12.1(b).
Auction Notice: Any written notice sent to the Agent pursuant to the terms of the Intercreditor Agreement to the effect that there has been a sale of inventory outside the ordinary course of business in violation of the Loan and Security Agreement will give rise to a Receivable.
Authorized Officer: With respect to any Person, its president, corporate controller, treasurer or chief financial officer.
Bank Funding: Any Loan made by a Liquidity Bank in lieu of Conduit Loan pursuant to Section 1.1.
Borrower: As defined in the preamble to this Agreement.
Borrowing Base: On any date of determination, the Net Pool Balance minus the Required Reserves, each calculated as of the last day of the period covered by the most recent Periodic Report.
Borrowing Date: A Business Day on which an Advance is made hereunder.
Borrowing Limit: As defined in Section 1.1(a)(i).
Borrowing Notice: As defined in Section 1.2.
Broken Funding Costs: For any Lender Group on any day, as defined in the related Pricing Supplement.
Business Day: Any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

Exhibit I - 2

Calculation Period: If the Periodic Reporting Date occurs (i) only once each month, the calendar month immediately preceding the month in which such Periodic Reporting Date occurs or (ii) more frequently than once each month, the period of time selected by the Agent in its discretion.
Change of Control: The acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Loan Party.
Collateral: As defined in Section 13.1.
Collection Account: Each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.
Collection Account Agreement: An agreement substantially in the form of Exhibit VI among an Originator, Bell Microproducts Inc., Borrower, the Agent and a Collection Bank.
Collection Bank: At any time, any of the banks holding one or more Collection Accounts.
Collection Notice: A notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.
Collections: With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
Commercial Paper: Promissory notes issued in the commercial paper market by any Conduit or issued by any Person to provide funding to any Conduit.
Committed Conduit: Any Conduit identified on the related Pricing Supplement as a Committed Conduit.
Commitment: For each Liquidity Bank that is part of any Lender Group and each Committed Conduit, the commitment of (i) such Liquidity Bank to make Loans to Borrower hereunder in the event the related Conduit elects not to fund such Lender Group’s Lender Group Share of any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank’s name on Schedule A to this Agreement (in the case of the initial Liquidity Banks) or the amount set forth opposite such Liquidity Bank’s name on Schedule A to the related Assignment Agreement (in the case of the other Liquidity Banks) or (ii) such Committed Conduit to make Loans to Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Conduit’s name on Schedule A to this Agreement or the amount set forth opposite such Committed Conduit’s name on Schedule A to the related Assignment Agreement.
Concentration Factor: For any Calculation Period, a percentage not less than 13.00% and not greater than 25.25%, and not less than the sum of the Eligible Receivables of the four largest Obligors (each as a percentage of all Eligible Receivables up to the Concentration Limit or

Exhibit I - 3

Special Concentration Limit as applicable) as selected by the Agent (in consultation with the Lender Group Agents) in its sole discretion, which the Agent shall establish by notice to the Borrower and the Servicer from time to time (with a copy to each Lender Group Agent).
Conduit: (i) Any asset backed commercial paper conduit that relies primarily upon the issuance of Commercial Paper to fund its investments hereunder or (ii) GECC.
Conduit Loan: Any Loan made by a Conduit, whether such Loan is a CP Rate Loan or is funded by a Liquidity Funding under the related Liquidity Agreement.
Contingent Obligation: Of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
Consolidated Net Worth: With respect to any Person at any time, the remainder at such time, determined on a consolidated basis, in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries, minus (b) the total liabilities of such Person and its Subsidiaries.
Contract: With respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
CP Rate: For any Lender Group on any day for each day, as defined in the related Pricing Supplement.
CP Rate Loan: Each Loan made by a Conduit prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the related Liquidity Agreement, or (ii) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the applicable Default Rate.
Credit and Collection Policy: Borrower’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.
Cut-Off Date: The last day of a Calculation Period.
Days Sales Outstanding: As of any day, an amount equal to the product of (i) 91, multiplied by (ii) the amount obtained by dividing (A) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (B) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
Deemed Collections: Collections deemed received by the Borrower under Section 1.4(a).
Default Horizon Ratio: As of any Cut-Off Date, (a) the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originator during the four (4) Calculation

Exhibit I - 4

Periods ending on such Cut-Off Date plus, if the Weighted Average Payment Variable exceeds fifty (50) days, half of the sales generated by the Originator four (4) calculation periods prior, by (ii) the Net Pool Balance as of such Cut-off Date or (b) such other formula as the Agent may from time to time provide to the Borrower and the Servicer in writing based upon results of any Review, any additional report and/or any further analysis conducted at any time by or on behalf of the Agent or the Lender Group Agents in its sole discretion; provided, however with respect to any Calculation Period beginning with the August 2005 Calculation Period through the October 2006 Calculation Period, each such calculation shall exclude all sales generated by any Obligor of which is a Designated Obligor.
Default Rate: For any day, a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.
Default Ratio: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (ii) the aggregate sales generated by the Originator during the Calculation Period occurring four months prior to the Calculation Period ending on such Cut-Off Date; provided, however with respect to any Calculation Period beginning with the August 2005 Calculation Period through the October 2006 Calculation Period, each such calculation shall exclude all Receivables the Obligor of which is a Designated Obligor.
Defaulted Receivable: A Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.
Delinquency Ratio: At any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time; provided, however with respect to any calculation relating to the period beginning with the August 2005 Calculation Period through the October 2006 Calculation Period, each such calculation shall exclude all Receivables the Obligor of which is a Designated Obligor.
Delinquent Receivable: A Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment.
Designated Obligor: Market Development Specialist Inc.
Dilution: The amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).
Dilution Horizon Ratio: As of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the sum of (A) the aggregate sales generated by all of the Originators during the Calculation Period ending on such Cut-Off Date and (B) 0.67 times the aggregate sales generated by all of the Originators during the Calculation Period immediately preceding the Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date or such other formula the Lender Agents jointly may from time to time provide to the Borrower and

Exhibit I - 5

the Servicer in writing based upon results of any Review, any additional report and/or any further analysis conducted at any time by or on behalf of Agent or the Lender Group Agents in their sole discretion; provided, however with respect to any calculation relating to the period beginning with the August 2005 Calculation Period through the October 2006 Calculation Period, each such calculation shall exclude sales generated by any Obligor of which is a Designated Obligor.
Dilution Ratio: As of any Cut-Off Date, (a) a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originator during the second Calculation Period prior to the Calculation Period ending on such Cut-Off Date or (b) such other formula as the Lender Agents jointly may from time to time provide to the Borrower and the Servicer in writing based upon results of Reviews conducted by or on behalf of the Agent or the Lender Group Agents; provided, however with respect to any Calculation Period beginning with the August 2005 Calculation Period through the October 2006 Calculation Period, each such calculation shall exclude all Receivables the Obligor of which is a Designated Obligor.
Dilution Reserve: For any Calculation Period, the product (expressed as a percentage) of:
     (i) the sum of (A) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (B) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times
     (ii) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
Dilution Volatility Component: The product (expressed as a percentage) of (i) the difference between (A) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (B) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(A) of this definition and the denominator of which is equal to the amount calculated in (i)(B) of this definition.
Downgraded Liquidity Bank: A Liquidity Bank which has been the subject of a Downgrading Event.
Downgrading Event: For any Person on any day, means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody’s.
Eligible Assignee: A commercial bank or Affiliate of a Lender, having a combined capital and surplus of at least $250,000,000 with a rating of its (or its holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s, assignment to which has been consented to by the Borrower, such consent not to be unreasonably withheld or delayed; provided, that no such consent of the Borrower is required following the occurrence and during the continuation of an Amortization Event or Unmatured Amortization Event.
Eligible Receivable: At any time, a Receivable:
     (i) the Obligor of which (A) if a natural person, is a resident of Hong Kong, Singapore, Taiwan or a country that is a member of the OECD or any political

Exhibit I - 6

subdivision of the foregoing and has its chief executive office in Hong Kong, Singapore, Taiwan or a country that is a member of the OECD; (B) is not an Affiliate of any of the parties hereto; (C) is not a government or a governmental subdivision or agency; and (D) is not a Designated Obligor,
     (ii) with respect to which an invoice therefor has been sent to the related Obligor,
     (iii) which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,
     (iv) which is not a Receivable as to which any payment remains unpaid for more than 60 days from the original due date,
     (v) which by its terms is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended more than once; provided, however, that, no more than 10% of the Receivables may have payment terms between 61 and 90 days,
     (vi) which is an “account” or “chattel paper” within the meaning of Section 9-102(a)(2) and Section 9-102(a)(11), respectively, of the UCC of all applicable jurisdictions,
     (vii) which is denominated and payable only in United States dollars in the United States,
     (viii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit X hereto or otherwise approved by the Lender Group Agents in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
     (ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,
     (x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator,
     (xi) which, together with the Contract related thereto, complies with all applicable laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit

Exhibit I - 7

Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
     (xii) which satisfies all applicable requirements of the Credit and Collection Policy,
     (xiii) which was generated in the ordinary course of the Originator’s business,
     (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the Originator, and not by any other Person (in whole or in part),
     (xv) as to which the Agent has not notified Borrower that the Lender Group Agents have determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Lender Group Agents,
     (xvi) which is not subject to any dispute, counterclaim, right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator to cause the Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the Originator or by a wholly-owned Subsidiary of the Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Lender Group Agents, that such Receivables shall not be subject to such offset,
     (xvii) as to which the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
     (xviii) as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,
     (xix) all right, title and interest to and in which has been validly transferred by the Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim,

Exhibit I - 8

     (xx) [reserved],
     (xxi) that directs payment thereof to be sent to a Lock-Box,
     (xxii) the Obligor of which (i) is not the subject of a current bankruptcy, insolvency or similar proceeding and (ii) has not been the subject of a bankruptcy, insolvency or similar proceeding during the prior 24 months unless otherwise agreed to in writing by the Lender Group Agents,
     (xxiii) that does not provide the Obligor with the right to obtain any cash advance thereunder,
     (xxiv) that has not been selected in a manner materially adverse to any Lender,
     (xxv) that is not payable in installments,
     (xxvi) that is not evidenced by a promissory note, and
     (xxvii) that has terms which have not been modified, impaired, waived, altered, extended or renegotiated since the initial sale or provision of service to an obligor in any way not provided for in the Agreement.
ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
ERISA Affiliate: Any trade or business (whether or not incorporated) under common control with Bell Microproducts within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).
Event of Bankruptcy: Shall occur, with respect to any specified Person, on the date that (A) a petition, case or proceeding under the bankruptcy laws of the United States of America or Canada or similar law of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, receivership, moratorium, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against such Person or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or such Person shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner or (B) a petition, case or proceeding under the bankruptcy laws of the United States of America or Canada now or hereafter in effect or under any insolvency, arrangement, reorganization, receivership, moratorium, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by such Person or for all or any part of its property including, without limitation, if such Person shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy; (iii) make a general assignment for the benefit of creditors; (iv) file a voluntary

Exhibit I - 9

petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors; (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any corporate action for the purpose of effecting any of the foregoing.
Facility Account: Borrower’s account no. 14594-03034 at Bank of America.
Facility Termination Date: The earlier of (i) the Liquidity Termination Date, (ii) the Business Day prior to an Event of Bankruptcy with respect to any Loan Party, (iii) the date specified by the Borrower upon not less than thirty (30) Business Days’ notice to the Agent and the Lender Group Agents, (iv) September 20, 2009 and (v) the date the Agent receives any Auction Notice. Notwithstanding anything to the contrary herein, the Borrower shall have a right to request one 364-day extension of clause (iv) of this definition on any day after September 20, 2007, such extension shall be granted at the sole discretion of each Lender Group Agent.
Federal Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
Federal Funds Effective Rate: For any day for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.
Fee Letter: The letter agreements among Borrower, Bell Microproducts Inc. and the respective Lender Group Agent, as such letter agreements may be amended or modified and in effect from time to time.
Final Payout Date: The date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.
Finance Charges: With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
Funding Agreement: For any Lender Group, (i) this Agreement, (ii) the related Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of the related Conduit.
Funding Source: (i) any Lender Group, (i) all of the Liquidity Banks that are members of such Lender group or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to the related Conduit.

Exhibit I - 10

GAAP: At any time, generally accepted accounting principles in effect in the United States of America at such time.
GECC: As defined in the Preamble to this Agreement.
GECC Agent: As defined in the Preamble to this Agreement.
GECC Group: As defined in the Preamble to this Agreement.
Indebtedness: Of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (iv) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
Independent Director: A member of the Board of Directors of Borrower who (A) at the time of appointment, is not at such time, and has not been at any time during the preceding five (5) years: (i) a creditor, supplier, director, officer, employee, family member, manager or contractor of Bell Microproducts or any of its Subsidiaries or Affiliates (other than Borrower), (ii) a direct or indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, Bell Microproducts or any of their respective Subsidiaries or Affiliates, having general voting rights, or (iii) a person who controls (whether directly, indirectly or otherwise) Bell Microproducts or any of its Subsidiaries or Affiliates (other than Borrower) or any creditor, supplier, employee, officer, director, manager or contractor of Bell Microproducts or any of its Subsidiaries or Affiliates (other than Borrower), and (B) shall have no less than five (5) years experience in serving as a director for special purposes vehicles engaged in securitization activities and/or structured finance transactions (e.g., AMACAR Group, L.L.C., Lord Securities Corporation, Global Securities, and Organization Services, Inc., a subsidiary of Wilmington Trust).
Intercreditor Agreement: That certain Amended and Restated Intercreditor Agreement, dated as of December 28, 2005, between the Agent and Congress Financial Corporation (Western), as administrative agent for the lenders under the Loan and Security Agreement.
Interest: For any Lender Group and each respective Interest Period relating to Loans made by the Liquidity Banks of such Lender Group, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.
Interest Period: For any Lender Group:
     (i) if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, commencing on a Business Day selected by

Exhibit I - 11

Borrower or the related Lender Group Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or
     (ii) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the related Lender Group Agent, provided that no such period shall exceed one month.
     If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Lender Group Agent.
Interest Rate: With respect to each Loan of the Liquidity Banks, the applicable LIBO Rate, the applicable Alternate Base Rate or the Default Rate, as applicable.
Interest Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
Lender: Each Conduit and each Liquidity Bank.
Lender Group: One or more Conduits, together with the related Lender Group Agent and related Liquidity Banks.
Lender Group Agent: For any Lender Group, the Person designated as the Lender Group Agent from time to time for such Lender Group pursuant to this Agreement or the related Assignment Agreement.
Lender Group Agent’s Account: For any Lender Group, the account maintained by the Lender Group Agent for such Lender Group, as set forth in the related Pricing Supplement and as changed from time to time by such Lender Group Agent in a written notice to Borrower and the Servicer.
Lender Group Limit: For any Lender Group, the aggregate commitment of the Liquidity Banks or the Committed Conduit(s), as applicable, that are members of such Lender Group, as shown on Schedule A hereto or in the related Assignment Agreement, as such commitments may increase or decrease from time to time in accordance with the terms of this Agreement.
Lender Group Principal: For any Lender Group on any day, the aggregate amount of outstanding Loans made by such Lender Group.

Exhibit I - 12

Lender Group Share: For any Lender Group the percentage equivalent of a fraction the numerator of which is such Lender Group’s Lender Group Limit and the denominator of which is the Aggregate Commitment.
LIBO Rate: For any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>” effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher l/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m.(New York City time), two (2) Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (i) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) 1.50 % per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
LIBO Rate Disruption Event: The occurrence of any event described in Section 4.5.
LIBO Rate Loan: A Loan which bears interest at the LIBO Rate.
Liquidity Agreement: For any Lender Group, the Liquidity Agreement described in the related Pricing Supplement, if any.
Liquidity Banks: As defined in the preamble in this Agreement.
Liquidity Commitment: As to each Liquidity Bank, its commitment under the related Liquidity Agreement, if any (which for VFCC shall equal 102% of its Commitment hereunder and for Liquidity Banks related to any other Lender Group shall equal the percentage of such Liquidity Bank’s Commitment as set forth in the related Pricing Supplement or Assignment Agreement).
Liquidity Funding: Any purchase or funding made by any Liquidity Bank pursuant to its Liquidity Agreement relating to any Loan made hereunder by the related Conduit.
Liquidity Termination Date: For any Lender Group on any day, as defined in the related Pricing Supplement or in the related Assignment Agreement, as applicable.
Loan: Any loan made by a Lender to the Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.

Exhibit I - 13

Loan and Security Agreement: That certain Loan and Security Agreement, dated as of May 14, 2001, as amended, by and among Bell Microproducts Inc., Bell Microproducts — Future Tech, Inc., Rorke Data, Inc., Bell Microproducts Canada — Tenex Data ULC, Total Tec Systems, Inc., Bell Microproducts Canada Inc., Bell Microproducts Mexico, S.A. de C.V., Bell Microproducts Mexico Shareholder, LLC, and Congress Financial Corporation (Western), as administrative, collateral and syndication agent, and other parties as lenders.
Loan Parties: As defined in the preamble to this Agreement.
Lock-Box: Each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
Loss Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) the Stress Factor times (ii) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (iii) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
Majority-In-Interest: At any time, with respect to a Lender Group and the Liquidity Banks or Committed Conduit(s) members thereof, Liquidity Banks or Committed Conduit(s) whose Commitments exceed 50% of the related Lender Group’s Lender Group Limit at such time.
Material Adverse Effect: With respect to any Loan Party and its Affiliates, a material adverse effect on (a) the financial condition, business, performance, operations or properties of any Loan Party or of the group taken as a whole; (b) the legality, validity or enforceability as to any Loan Party of this Agreement or any other Transaction Document; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of the Agent or any Lender upon the Collateral or any other property of any Loan Party or of the group taken as a whole that is security for the Obligations, or the value of the Collateral or such other property; (d) the ability of any Loan Party or of the group taken as a whole to repay the Obligations attributable to such Loan Party or group or of any such Loan Party or of the group taken as a whole to perform its respective obligations under this Agreement; (e) the Agent’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto; or (f) the ability of the Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of the Agent or any Lender under this Agreement or any of the other Funding Agreements.
Material Indebtedness: As defined in Section 9.1 (f).
Moody’s: Moody’s Investors Service, Inc.
Net Pool Balance: At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.
Net Worth: As defined in the Receivables Sale Agreement.

Exhibit I - 14

Non-Committed Conduit: Any Conduit identified on the related Pricing Supplement as a Non-Committed Conduit.
Notice of Default: As defined in the Intercreditor Agreement.
Obligations: As defined in Section 2.1.
Obligor: A Person obligated to make payments pursuant to a Contract.
Obligor Concentration Limit: At any time,
     (a) in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

				Allowable % of
Short-Term S&P	Long-Term S&P	Short-Term	Long-Term	Eligible
Rating	Rating	Moody’s Rating	Moody’s Rating	Receivables
A-1+	AAA	P-1	Aaa	10%

A-l	AA1, AA, AA- or A1	P-1	Aal, Aa2, Aa3 or Al	8%

A-2	A, A- or BBB+	P-2	A2, A3 or Baa1	6%

A-3	BBB or BBB-	P-3	Baa2 or Baa3	3.25%

Below A-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	3.25%
provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to an increase in the percentage set forth in clause (i)(A) of the definition of “Required Reserve,” the Lender Group Agents may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”) not to exceed 10% per Obligor, it being understood that any Special Concentration Limit may be reduced or cancelled by the Agent (individually or acting at the direction of the Required Lenders) upon not less than five (5) Business Days’ written notice to the Loan Parties, and provided further, that the Borrower shall deliver to the Agent and the Lender Group Agents a monthly report listing each Obligor with respect to which a Special Obligation Limit is being requested; and

Exhibit I - 15

     (b) in relation to the aggregate Outstanding Balance of Receivables owed by all Obligors and their Affiliates (if any) that are (i) natural persons resident in Hong Kong, Singapore, Taiwan or a country that is a member of the OECD (other than the United States of America) or (ii) corporations or other business organizations, organized under the laws of Hong Kong, Singapore, Taiwan or a country that is a member of the OECD (other than the United States of America) or any political subdivision thereof, the applicable concentration limit in any such case shall be 5%.
OECD: Any country that is a member of the Organization for Economic Cooperation and Development.
Originator: Bell Microproducts Inc., in its capacity as a seller under the Receivables Sale Agreement.
Outstanding Balance: Of any Receivable at any time means the then outstanding principal balance thereof.
Participant: As defined in Section 12.2.
PBGC: The Pension Benefit Guaranty Corporation, or any successor thereto.
Pension Plan: A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Servicer sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
Periodic Report: A report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent and the Lender Group Agents pursuant to Section 8.5.
Periodic Reporting Date: The 10th Business Day of each month after the date of this Agreement (or if such day is not a Business Day, the next succeeding Business Day thereafter).
Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
Plan: An employee benefit plan (as defined in Section 3(3) of ERISA) which the Servicer or any of its ERISA Affiliates sponsors or maintains or to which the Servicer or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.
Pricing Supplement: For any Lender Group, the related supplement substantially in the form of Exhibit XI hereto, as such supplement may be amended or modified from time to time.

Exhibit I - 16

Prime Rate: For any day, a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
Pro Rata Share: For each Liquidity Bank, a percentage equal to the Commitment of such Liquidity Bank, divided by the related Lender Group Limit.
Proposed Reduction Date: As defined in Section 1.3.
Purchasing Liquidity Bank: As defined in Section 12.1(b).
Receivable: All indebtedness and other obligations owed to Borrower or the Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Borrower or an Originator has a security interest or other interest, in each case arising in connection with the sale of goods or the rendering of services by an Originator, including, without limitation, any such indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such indebtedness, rights or obligations as a separate payment obligation.
Receivables Sale Agreement: That certain Receivables Sale Agreement, dated as of September 20, 2004, between the Originator and Borrower, as the same may be amended, restated or otherwise modified from time to time.
Records: With respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
Reduction Notice: As defined in Section 1.3.
Register: As defined in Section 12.1(e).
Regulatory Change: As defined in Section 10.2(a).
Reinvestment: As defined in Section 2.2.
Related Security: All of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement and with respect to any Receivable:

Exhibit I - 17

     (i) all of Borrower’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
     (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
     (iv) all service contracts and other contracts and agreements associated with such Receivable,
     (v) all Records related to such Receivable,
     (vi) all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and
     (vii) all proceeds of any of the foregoing.
Required Capital Amount: As defined in the Receivables Sale Agreement.
Required Lenders: At any time, Liquidity Banks and Committed Conduits with Commitments in excess of 66-2/3% of the Aggregate Commitment: provided that at any time when a single Lender Group’s Commitment exceeds 66-2/3%, then “Required Lenders” shall mean a minimum of two (2) Lender Groups.
Required Notice Period: The number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period

< 50% of the Aggregate Commitment	2 Business Days

50% or more of the Aggregate Commitment	5 Business Days
Required Reserve: On any day during a Calculation Period, the product of (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (ii) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

Exhibit I - 18

Required Reserve Factor Floor: For any Calculation Period, the sum (expressed as a percentage) of (i) the Concentration Factor plus (ii) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.
Restricted Junior Payment: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).
S&P: Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
Secured Parties: The Agent, each Lender Group Agent, each Conduit, each Liquidity Bank, each Indemnified Party and their respective successors, assigns, and participants (including, without limitation, any SPV).
Servicer: At any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
Servicing Fee: For each day in a Calculation Period:
     (i) an amount equal to (A) the Servicing Fee Rate (or, at any time while Bell Microproducts or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between the Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (B) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (C) 1/360; or
     (ii) on and after the Servicer’s reasonable request made at any time when Bell Microproducts or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding the lesser of (A) (1) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (2) the number of days in the current Calculation Period and (B) (i) the Servicing Fee Rate times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360.
Servicing Fee Rate: 1.0% per annum.

Exhibit I - 19

Servicing Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) the Servicing Fee Rate, times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
Settlement Date: (i) the 12th Business Day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter), (ii) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks and (iii) such other day as may be requested by the Agent in its discretion.
Settlement Period: If the Periodic Reporting Date occurs (i) only once each month, (A) in respect of each Loan of each Conduit, the immediately preceding Calculation Period and (B) in respect of each Loan of the Liquidity Banks, the entire Interest Period of such Loan or (ii) more frequently than once each month, the period of time selected by the Agent in its discretion.
Stress Factor: With respect to any Calculation Period, shall be 2.5.
Subordinated Loan: As defined in the Receivables Sale Agreement. Subordinated Note: As defined in the Receivables Sale Agreement.
Subsidiary: Of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
Tax Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.
Termination Date: As defined in the Receivables Sale Agreement.
Terminating Tranche: As defined in Section 4.3(b).
Transaction Documents: Collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, each Fee Letter, the Subordinated Notes and all other instruments, documents and agreements executed and delivered in connection herewith.
UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
Unmatured Amortization Event: An event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
VFCC: As defined in the Preamble to this Agreement.
VFCC Agent: As defined in the Preamble to this Agreement.
VFCC Group: As defined in the Preamble to this Agreement.

Exhibit I - 20

Wachovia: Wachovia Bank, National Association in its individual capacity.
Weekly Report: A report, in substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Agent and the Lender Group Agents pursuant to Section 8.5.
Weekly Reporting Date: The following Monday of each week after the date of this Agreement (or if such day is not a Business Day, the next succeeding Business Day thereafter).
Weighted Average Payment Variable. As of any Cut-Off Date, the number of days equal to the weighted average payment terms (i.e., the number of days after the related invoice date on which such invoice is due and payable) of Eligible Receivables as of the immediately preceding Cut-Off Date, weighted on the basis of the Outstanding Balance of Eligible Receivables as of the immediately preceding Cut-Off Date.
Yield: For each Conduit Loan for any Calculation Period, the sum of the products (for each day during such Calculation Period) of:

YR x P

360
where:

P	=	the principal amount of such Conduit Loan on such day; and

YR	=	the Yield Rate applicable on such day;
     provided, however, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
Yield Rate: For any day during any Calculation Period:
     (i) to the extent the applicable Conduit funded the applicable Loan through the issuance of commercial paper (or, in the case of GECC funding a Loan as a Conduit Lender hereunder, at a rate equal to the applicable CP Rate), a rate equal to the applicable CP Rate, or
     (ii) to the extent the applicable Conduit funded the applicable Loan through a Liquidity Funding (or, in the case of GECC funding a Loan as a Liquidity Bank hereunder, at a rate equal to the LIBO Rate), a rate equal to the LIBO Rate;
provided, however, the Yield Rate shall be the Alternate Base Rate for any Calculation Period for any Loan (x) as to which the related Conduit has funded such Loan by a sale of an interest therein to any related Liquidity Bank under the related Liquidity Agreement on any day other than the first day of such Calculation Period and without giving such Liquidity Bank(s) at least

Exhibit I - 21

two Business Days’ prior notice of such assignment and (y) with respect to which a LIBO Rate Disruption Event has occurred.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit I - 22

EXHIBIT II
FORM OF BORROWING NOTICE
—
[BELL MICROPRODUCTS FUNDING CORP]
BORROWING NOTICE
dated                      , 20___
for Borrowing on                      , 20___
Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
22nd Floor, Mail Code GA8088
Atlanta, Georgia 30303
Attention: Michael Landry
Facsimile No.: (404) 214-5481
General Electric Capital Corporation
[                    ]
Attention: [___]
Facsimile No.: [___]
Ladies and Gentlemen:
     Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of May 14, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Bell Microproducts Funding Corporation (the “Borrower”), Bell Microproducts Inc., as initial Servicer, Variable Funding Capital Company LLC, Wachovia Bank National Association, individually and as Agent, the Lenders from time to time parties thereto, the Lender Group Agents from time to time party thereto and the Liquidity Banks from time to time parties thereto. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.
     1. The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):
     (a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;
     (b) each of its representations and warranties contained in Section 5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;
Exhibit II - 1

     (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;
     (d) the Facility Termination Date has not occurred; and
     (e) after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.
     2. The [Servicer, on behalf of the] Borrower hereby requests that the Lenders (or their respective Liquidity Banks) make an Advance on                     , 20___(the “Borrowing Date”) as follows:
     (a) Aggregate Amount of Advance: $                     .
     (b) Lender Group Shares:
VFCC Group: $
GECC Group: $
     If the Advance is not funded by the Conduit of your Lender Group, [Servicer on behalf of the] Borrower requests that the Liquidity Banks make an Alternate Base Rate Loan that converts into LIBO Rate Loan with an Interest Period of ___ months on the third Business Day after the Borrowing Date).
     3. Please disburse the proceeds of the Loans as follows:
     [Apply $          to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $                      to payment of fees due on the Borrowing Date]. [Wire transfer $                      to account no.                      at                      Bank, in [city, state], ABA No.                     , Reference:                     ].
     IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this ___ day of                     , ___.

[ , as Servicer, on behalf of:] ., as Borrower

By:

Name:

Title:

Exhibit II - 2

EXHIBIT III
PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Loan Party	Places of Business and Location of Records	FEIN

Bell Microproducts Inc.	1941 Ringwood Avenue San Jose, California 95131	94-3057566

Bell Microproducts Funding Corporation	1941 Ringwood Avenue Suite A San Jose, California 95131	27-0101561
Exhibit III - 1

EXHIBIT IV
NAMES OF COLLECTION BANKS; LOCK-BOXES & COLLECTION ACCOUNTS

Lock-Box	Related Collection Account
File 57266 Los Angeles, CA 90074-7266	Name of Current Account Holder:
Bell Microproducts Funding Corporation
Account Number: 14594-03034
Bank of America, N.A.
ABA Number: 121000358
Contact Person: Sarah Singh
Contact’s Tel: (714)850-6536
Contact’s Fax: (714)850-6586

12778 Collections Center Drive Chicago, IL 60693	Name of Current Account Holder:
Bell Microproducts Funding Corporation
Account Number: 14594-03034
Bank of America, N.A.
ABA Number: 121000358
Contact Person: Sarah Singh
Contact’s Tel: (714)850-6536
Contact’s Fax: (714)850-6586
Exhibit IV - 1

EXHIBIT V
FORM OF COMPLIANCE CERTIFICATE

To:	Wachovia Bank, National Association, as Agent General Electric Capital Corporation, as Lender Group Agent
     This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of May 14, 2007 among Bell Microproducts Funding Corporation (the “Borrower”), Bell Microproducts Inc. (the “Servicer”), the Lenders from time to time parties thereto, the Lender Group Agents from time to time parties thereto and the Liquidity Banks from time to time parties thereto and Wachovia Bank, National Association, as agent for such Lenders (the “Agreement”).
     THE UNDERSIGNED HEREBY CERTIFIES THAT:
     1. I am the duly elected [Chief Financial Officer] of Borrower.
     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
     [5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:                                         ]
Exhibit V - 1

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of [        ], 2007.

By:
Name:

Title:

Exhibit V - 2

SCHEDULE I TO COMPLIANCE CERTIFICATE
     A. Schedule of Compliance as of                     , ___ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     This schedule relates to the month ended:                                         .
Exhibit V - 3

EXHIBIT VI
DEPOSIT ACCOUNT CONTROL AGREEMENT
(Lockbox — With Activation)
     This Agreement (the “Control Agreement”) is entered into as of [      ], 2007, among Bell Microproducts Funding Corporation (“Company”), Bell Microproducts Inc. (“Servicer”), Bank of America, N.A. (“Bank”) and Wachovia Bank, National Association (“Agent”), as agent for the Lenders under the Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007, among the Company, Servicer, Wachovia, Variable Funding Capital Company LLC, the Conduit Lenders from time to time parties thereto (the “Lender”), the Lender Group Agents from time to time parties thereto and the Liquidity Banks from time to time parties thereto, and with respect to the following:
     A. Bank has agreed to establish and maintain for Company the following post office numbers (i) P.O. Box 57266, Los Angeles, California 90074 and (ii) P.O. Box 12778, Collections Centre Drive, Chicago, Illinois (each, a “Lockbox Address”) and deposit account number 14594-03034 (the “Account”). Bank performs the services described in Exhibit A, which includes receiving mail at each Lockbox Address, processing it and depositing checks and other payment instructions (“Checks”) into the Account (the “Lockbox Service”).
     B. Company has assigned to Lender a security interest in the Account and in Checks mailed to each Lockbox Address.
     C. Servicer will provide servicing, administration and collection with respect to the Company’s receivables, and in that capacity will have access to the Account.
     D. Company, Lender and Bank are entering into this Agreement to evidence Lender’s security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.
Accordingly, Company, Lender and Bank agree as follows:
1. (a) This Agreement evidences Lender’s control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Account without further consent of the Company.
     (b) Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to Lender.
     (c) Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender’s security interest referred to herein.
Exhibit VI - 1

2. During the Activation Period (as defined below), Bank shall prevent Company and Servicer from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Lender it will not close the Account. Bank shall have no liability in the event Company breaches this covenant to Lender. A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all collected and available balances in the Account to Lender at its account specified in the Notice (as defined below). The “Activation Period” means the period which commences within a reasonable period of time not to exceed two Business Days after Bank’s receipt of a written notice from Lender in the form of Exhibit B (the “Notice”), to restrict the Account so no withdrawals may be made by Company or Servicer and approximately four Business Days after Bank’s receipt of a written notice from Lender in the form of Exhibit B (the “Notice”), Bank shall commence the transfers of all collected and available balances in the Account to the Lender’s account. A “Business Day” is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.
3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company’s obligations that are secured by the Checks and the Account are paid in full. Lender shall notify Bank promptly in writing upon payment in full of Company’s obligations.
4. Bank is permitted to charge the Account:
     (a) for its fees and charges relating to the Account or associated with the Lockbox Service and this Agreement; and
     (b) in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim.
5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account, the Lockbox Service or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.
     (b) If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank within five days after Bank’s demand to Lender to pay any amount received by Lender with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.
     (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).
Exhibit VI - 2

6. (a) Each Business Day, Bank will send any Checks not processed in accordance with the Lockbox Service set-up documents as well as any other materials, such as invoices, received at any Lockbox Address plus information regarding the deposit for the day to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of the deposit advice to the address specified below for Lender.
     (b) In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.
7. (a) Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.
     (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.
     (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.
     (d) Bank shall have no duty to inquire or determine whether Company’s obligations to Lender are in default or whether Lender is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.
     (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.
     (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning any Lockbox Address, the Account or any Check and shall not be in violation of this Agreement for so doing.
8. Company and Servicer shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not
Exhibit VI - 3

apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s and Servicer’s obligations under this section shall survive termination of this Agreement.
9. Company and Servicer shall jointly and severally pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).
10. Termination and Assignment of this Agreement shall be as follows:
     (a) Lender may terminate this Agreement by providing notice to Company, Servicer and Bank that all of Company’s obligations which are secured by Checks and the Account are paid in full. Lender may also terminate or it may assign this Agreement upon 30 day’s prior written notice to Company, Servicer and Bank. Bank may terminate this Agreement upon 30 days’ prior written notice to Company, Servicer and Lender. Neither Company nor Servicer may terminate this Agreement or the Lockbox Service except with the written consent of Lender and upon prior written notice to Bank.
     (b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company, Servicer and Lender if either Company or Lender breaches any of the terms of this Agreement, or any other agreement with Bank.
11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.
     (b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.
12. (a) This Agreement may be amended only by a writing signed by Company, Servicer, Lender and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.
Exhibit VI - 4

     (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.
     (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.
     (d) This Agreement shall be interpreted in accordance with North Carolina law without reference to that state’s principles of conflicts of law.
13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.
14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company, Servicer or Lender.
Exhibit VI - 5

     In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

BELL MICROPRODUCTS FUNDING CORPORATION (“Company”)

By:	Address for notices:

Name:	1941 Ringwood Ave.

Title:	Suite A

San Jose, California 95131
Attention: Chief Financial Officer
Telephone: (408) 467-2735
Fax: (408) 467-2735

BELL MICROPRODUCTS INC. (“Servicer”)

By:	Address for notices:

Name:	1941 Ringwood Ave.

Title:	San Jose, California 95131

Attention: Chief Financial Officer
Telephone: (408) 451-9400
Fax: (408) 451-1632

WACHOVIA BANK, NATIONAL ASSOCIATION (“Agent”)

By:	Address for notices:

Name:	Wachovia Securities, Inc.

Title:	191 Peachtree Street, NE

Atlanta, GA 30303
Attention: Eero Maki
Telephone: (404)332-5275
Fax: (404)332-5152
Exhibit VI - 6

Bank of America, N.A. (“Bank”)

By:	Address for notices:

Name:	South Coast Financial Center BC

Title:	2nd Floor CA6-137-02-02

675 Anton Boulevard
Costa Mesa, California 92626-1919
Attention: Sarah Singh
Telephone: (714)850-6536
Fax: (714)850-6586

with a copy to:

Bank of America
14th Floor, CA5-704-14-01
315 Montgomery Street
San Francisco, California 94104-1866
Attention: Shirin Chee
Telephone: (415) 953-7085
Fax: (415)953-1502
Exhibit VI - 7

EXHIBIT A
TO DEPOSIT ACCOUNT CONTROL AGREEMENT
STANDARD TERMS AND CONDITIONS
The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, Company instructs its customers to mail checks it wants to have processed under the Service to a Lockbox Address. Bank picks up mail at each Lockbox Address according to its mail pick-up schedule. Bank will have unrestricted and exclusive access to the mail directed to a Lockbox Address. Bank will provide Company with the Lockbox Service for a Lockbox Address when Company has completed and Bank has received Bank’s then current set-up documents for such Lockbox Address.
If Bank receives any mail containing Company’s lockbox number at Bank’s lockbox operations location (instead of a Lockbox Address), Bank may handle the mail as if it had been received at a Lockbox Address.
PROCESSING
Bank will handle Checks received at each Lockbox Address according to the applicable deposit account agreement, as if the Checks were delivered by Company to Bank for deposit to the Account, except as modified by these Terms and Conditions.
Bank will open the envelopes picked up from each Lockbox Address and remove the contents. For each Lockbox Address, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Company’s set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents. Bank will endorse all Checks Bank processes on Company’s behalf.
If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Company agrees to indemnify Bank, the drawee bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.
If Company instructs Bank not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, Company understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to Company or any other party for losses suffered if Bank fails to detect Checks bearing such notations.
RETURNED CHECK
Unless Company and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked “Refer to Maker,” “Not Sufficient Funds” or “Uncollected Funds.” If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the Account and return the Check to Company. Company agrees that Bank will not
Exhibit VI - 8

send a returned item notice to Company for a returned Check unless Company and Bank have agreed otherwise.
ACCEPTABLE PAYEES
For each Lockbox Address, Company will provide to Bank the names of Acceptable Payees (“Acceptable Payee” means Company’s name and any other payee name provided to Bank by Company as an acceptable payee for Checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Company warrants that each Acceptable Payee is either (i) a variation of Company’s name or (ii) is an affiliate of Company which has authorized Checks payable to it to be credited to the Account. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that Bank deems to be reasonable.
CHANGES TO PROCESSING INSTRUCTIONS
Company may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, so long as such changes do not conflict with the terms of the Deposit Account Control Agreement. Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from Company.
Exhibit VI - 9

EXHIBIT B
DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Wachovia]

To:	Bank of America, N.A.
South Coast Financial Center BC
2nd Floor CA6-137-02-02
675 Anton Boulevard
Costa Mesa, California 92626-1919
Attention: Sarah Singh

Bank of America
14th Floor, CA5-704-14-01
315 Montgomery Street
San Francisco, California 94104-1866
Attention: Shirin Chee

Re:	Bell Microproducts Funding Corporation Account No. [ ]
Ladies and Gentlemen:
     Reference is made to the Deposit Account Control Agreement, dated [       ], 2007 (the “Agreement”), among Bell Microproducts Funding Corporation, us and you regarding the above-described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:

ABA No.:

Account Name:

Account No.:

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Exhibit VI - 10

EXHIBIT VII
FORM OF ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of                     , ____, by and between                                          (“Assignor”) and                                          (“Assignee”).
PRELIMINARY STATEMENTS
     A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Second Amended and Restated Credit and Security Agreement dated as of May 14, 2007 by and among Bell Microproducts Funding Corporation, as Borrower, Bell Microproducts Inc., as Servicer, Wachovia Bank, National Association, as Agent, Variable Funding Capital Company LLC, the Conduit Lenders from time to time parties thereto (the “Lenders”), the Lender Group Agents from time to time parties thereto and the Liquidity Banks from time to time parties thereto(as amended, modified or restated from time to time, the “Credit and Security Agreement”) and that certain Amended and Restated Liquidity Purchase Agreement dated as of [                    ] by and among [Conduit], the Liquidity Banks from time to time party thereto and [                    ], as Agent (as amended, modified or restated from time to time, the “Liquidity Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.
     B. Assignor is a Liquidity Bank party to the Credit and Security Agreement and the Liquidity Agreement, and Assignee wishes to become a Liquidity Bank thereunder; and
     C. Assignor is selling and assigning to Assignee an undivided                     % (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, Assignor’s Commitment, Assignor’s Liquidity Commitment and (if applicable) Assignor’s Loans as set forth herein.
AGREEMENT
     The parties hereto hereby agree as follows:
     (1) The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to the Lenders, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Liquidity Bank party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
Exhibit VII - 1

     (2) If Assignor has no outstanding principal under the Credit and Security Agreement or the Liquidity Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.
     (3) If Assignor has any outstanding principal under the Credit and Security Agreement and Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding principal of Assignor’s Loans and, without duplication, Assignor’s Percentage Interests (as defined in the Liquidity Agreement) (such amount, being hereinafter referred to as the “Assignee’s Principal”); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee’s Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment, Liquidity Commitment, Loans (if applicable) and Percentage Interests (if applicable) and all related rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.
     (4) Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement or the Liquidity Agreement.
     (5) Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
     (6) By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Liquidity Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents or the Liquidity Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit and Security Agreement, the Liquidity Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of
Exhibit VII - 2

any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Obligor, any Affiliate of the Borrower or the performance or observance by the Borrower, any Obligor, any Affiliate of the Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of each of the Transaction Documents and the Liquidity Agreement, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, the Borrower or any other Liquidity Bank or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents and the Liquidity Agreement; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents and the Liquidity Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Liquidity Agreement, the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as a Liquidity Bank or, when applicable, as a Lender.
     (7) Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Credit and Security Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.
     (8) Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.
     (9) THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (10) Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Assignor, it will not institute against, or join any other Person in instituting against, Assignor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Exhibit VII - 3

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:

Name:

Title:

[ASSIGNEE]

By:

Name:

Title:

Exhibit VII - 4

SCHEDULE I
TO ASSIGNMENT AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS
Date:                     , ___
Transferred Percentage:                           %

	A-1	A-2	B-1	B-2	C-1	C-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding principal (if any)	Ratable Share of Outstanding principal	Liquidity Commitment (prior to giving effect to the Assignment Agreement)	Liquidity Commitment (after giving effect to the Assignment Agreement)

	A-1	A-2	B-1	B-2	C-1	C-2
Assignee	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding principal (if any)	Ratable Share of Outstanding principal	Liquidity Commitment (prior to giving effect to the Assignment Agreement)	Liquidity Commitment (after giving effect to the Assignment Agreement)
Address for Notices
Attention:
Phone:
Fax:
Exhibit VII - 5

SCHEDULE II
TO ASSIGNMENT AGREEMENT
EFFECTIVE NOTICE

TO:	, Assignor

TO:	, Assignee

     The undersigned, as Agent under the Second Amended and Restated Credit and Security Agreement dated as of May 14, 2007 by and among Bell Microproducts Funding Corporation, as Borrower, Bell Microproducts Inc., as Servicer, Wachovia Bank, National Association, as Agent, Variable Funding Capital Company LLC, the Conduit Lenders from time to time parties thereto (the “Lenders”), the Lender Group Agents from time to time parties thereto and the Liquidity Banks from time to time parties thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of                     , 200___ between                     , as Assignor, and                     , as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
     1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be                     ,                     .
     2. Each of the undersigned hereby consents to the Assignment Agreement as required by Section 12.1 (b) of the Credit and Security Agreement.
     [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $                      to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]
Exhibit VII - 6

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

[	]

By:

Name:

Title:

****[The Borrower hereby consents to the foregoing assignment:
BELL MICROPRODUCTS FUNDING CORPORATION

By:

Name:

Title:	]****

Exhibit VII - 7

EXHIBIT VIII
CREDIT AND COLLECTION POLICY
See Exhibit V to Receivables Sale Agreement
Exhibit VIII - 1

EXHIBIT IX
FORM OF PERIODIC REPORT
Bell Microproducts Funding Corporation Periodic Servicer Report
For the Month Ended:
7/31/2004
(Page 1)
($)

Borrowing Base

A/R ROLLFORWARD

Beginning of Month Balance (Total A/R Outstanding)

Add: Gross Sales (Domestic & Foreign

Less: Dilution -

Discounts & Allowances

NC RMA Credits

NN Net Credit Rebill Credits

Flooring Interest Credits

Volume Purchase Rebates

	Vendor Pass Thru Credits	Total Dilution:

Less: Contra Offsets

Less: Bad Debt Write-Offs

Less: Misc. Contra Offsets

Add: Recoveries

Unidentified Misc. Adjustments

Ending A/R Balance

% of Total Aging
	Current	Current Month	1 Month Prior	2 Months Prior
AGING SCHEDULE

Current

1-30 DPD

31-60 DPD

61-90 DPD

91+ DPD

Credit Balances > 61 DPD

Total Aging

A/R RECONCILIATIONS

Calculated Ending A/R

Reported Ending A/R

Difference

Calculated Ending A/R

Total Aging

Difference

INELIGIBLES

Defaulted Receivables (Gross)

Excess (>10% of EAR) Invoices w/ terms 60-90 days

Invoices w/terms over 91 days

Foreign Excluding Canada < 60 days past due

Excess (>5% of EAR) A/R from customers in Canada < 60 days past due

Crossage at 25% <60 days past due

Contras < 60 days PD (see misc.)

Bankrupt & Positive collection balance < 60 days PD

Customer Deductions/Chargebacks < 60 days PD

Credit Balances over 60 days PD

Intercompany/Employee A/R

Misc.

Total Ineligibles

ELIGIBLE RECEIVABLES

Exhibit IX – I

Bell Microproducts Funding Corporation Periodic Servicer Report
For the Month Ended:
7/31/2004
(Page 2)
($)

				Current Month	One Month Prior	Two Months Prior
EXCESS CARVEOUTS

Concentrations

BORROWING BASE

Total A/R

Less: Total Ineligibles

Eligible Receivables

Less: Total Excess Carveouts

NET POOL BALANCE

RESERVES

Loss Reserve

Dilution Reserve

Yield Reserve

Servicing Reserve

Total Dynamic Reserve

Reserve Floor

Required Reserve %

Required Reserve $ (RR)

FUNDING AVAILABILITY

Net Pool Balance (NPB)

Less: Required Reserve

BORROWING BASE

Current CP Outstanding (CP)

Purchase Availability or Required Paydown

Purchase or Paydown at Settlement			(INPUT)

COMPLIANCE (TRIGGERS AND CAPITALIZATION)
	Compliance Test	Compliance Level

Acid Interest

3M Delinquency Trigger

3M Default Ratio

3M Dilution Ratio

Required Capital			(INPUT)

Subordinated Note			(INPUT)

EXCESS CONCENTRATIONS

	Obligor Name	Short Term Debt Rating	Allowable %	Total Receivables	% of Total	Excess Receivables
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

					Total	$0
The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of July 31, 2004 is in accordance with the Credit and Security Agreement dated August 31, 2004 and that all representations and warranties related to such Agreement are restated and reaffirmed.
Signed:                                                               Date:
Exhibit IX - 2

EXHIBIT X
FORM OF CONTRACT(S)
[On file with agent]
Exhibit X – 1

EXHIBIT XI
FORM OF PRICING SUPPLEMENT
[see attached]
Exhibit XI - 1

PRICING SUPPLEMENT
VFCC Group
     This PRICING SUPPLEMENT, dated as of May 14, 2007, is the Pricing Supplement for the VFCC Group that is referred to in the Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007 (as amended, modified, supplemented, restated or replaced, the “Agreement”), among Bell Microproducts Funding Corporation, Bell Microproducts Inc., Variable Funding Capital Company, LLC, General Electric Capital Corporation, the Conduit Lenders from time to time parties thereto, the Lender Group Agents from time to time parties thereto, the Liquidity Banks from time to time parties thereto and Wachovia Bank, National Association. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Agreement.
     1. For purposes of the Agreement, VFCC is a Non-Committed Conduit.
     2. The Commitment of Wachovia Bank, National Association, the sole Liquidity Bank that is a member of the VFCC Group is $70,000,000.
     3. For purposes of the Agreement, the following terms shall have the following meanings with respect to VFCC and the VFCC Group:
     Broken Funding Costs: For any (i) CP Rate Loan or LIBO Rate Loan which: (i) in the case of a CP Rate Loan made by VFCC, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (ii) in the case of a CP Rate Loan or a LIBO Rate Loan made by VFCC, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (iii) in the case of a CP Rate Loan made by VFCC, is assigned under the VFCC Liquidity Agreement, or (iv) in the case of a LIBO Rate Loan made by a VFCC Liquidity Bank, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (A) the CP Rate or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for VFCC’s Commercial Paper determined by the Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (1) to the extent all or a portion of such principal is allocated to another Loan made by the VFCC Group, the amount of CP Rate of VFCC or Interest owed to the VFCC Liquidity Banks actually accrued during the remainder of such period on such principal for the new Loan, and (2) to the extent such principal is not allocated to another Loan made by the VFCC Group, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant VFCC Group Lender or Lenders agree to pay to Borrower the amount of such excess.

     CP Rate: For any Calculation Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the VFCC Agent (on behalf of VFCC) to fund or maintain the Conduit Loans during such Calculation Period, as determined by the VFCC Agent (on behalf of VFCC) and reported to the Borrower and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the VFCC Agent (on behalf of VFCC); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Calculation Period, the VFCC Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
     Liquidity Termination Date: The earlier to occur of the following:
     (i) the date on which the VFCC Liquidity Banks’ Liquidity Commitments expire, cease to be available to VFCC or otherwise cease to be in full force and effect; or
     (ii) the date on which a Downgrading Event with respect to a VFCC Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (A) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the VFCC Liquidity Agreement, or (B) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper issued by VFCC to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.
     Liquidity Agreement: That certain Amended and Restated Liquidity Purchase Agreement dated as of December 1, 2005, by and among VFCC, the VFCC Agent and the Liquidity Banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.
     Lender Group Agent’s Account: Account #2000002391825 at Wachovia Bank, National Association, ABA #053000219.
VFCC Pricing Supplement

PRICING SUPPLEMENT
GE LENDER GROUP
     This PRICING SUPPLEMENT, dated as of May 14, 2007, is the Pricing Supplement for the GE Lender Group that is referred to in the Second Amended and Restated Credit and Security Agreement, dated as of the date hereof (as amended, restated, modified, supplemented, restated or replaced, the “Agreement”), among Bell Microproducts Funding Corporation (the “Borrower”), Bell Microproducts Inc., General Electric Capital Corporation (“GECC”), the other “Lenders” from time to time parties thereto, the other “Lender Group Agents” from time to time parties thereto and Wachovia Bank, National Association, as Agent. Capitalized terms used and not defined herein shall have the definitions given to such terms in the Agreement.
     1. For purposes of the Agreement, GECC is an Uncommitted Conduit.
     2. The Commitment of GECC, as the sole Liquidity Bank for the GE Lender Group, is equal to $50,000,000.
     3. For purposes of the Agreement, the following terms shall have the following definitions with respect to the GE Lender Group:
     Broken Funding Costs: means any losses, costs or expenses arising from (i) the repayment of any CP Rate Advances on any date other than Settlement Date (whether that repayment is made pursuant to any other provision of the Agreement or any other Transaction Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any CP Rate Advance; (iii) the Borrower shall default in making any borrowing of CP Rate Advance after the Borrower has given notice requesting the same in accordance with the Agreement (including any failure to satisfy conditions precedent to the making of any CP Rate Advance); or (iv) the Borrower shall fail to make any prepayment of a CP Rate Advance after the Borrower has given a notice thereof in accordance with the Agreement. The determination by GECC of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.
     CP Rate: shall mean the LIBOR Rate.
     Index Rate: shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans at large U.S. money center commercial banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the sum of the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Funding Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.
     LIBOR Business Day: shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.
     LIBOR Rate: shall mean, for each calendar month, a per annum rate of interest determined by GECC equal to:
          (a) the offered rate for deposits in United States Dollars for the applicable calendar month which appears on Telerate Page 3750 (or any replacement or successor thereof) as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each calendar month (unless the first day of such calendar month is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used); divided by
          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such calendar month (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;
provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for GECC to agree to make or to make or to continue to fund or maintain any Advances at the LIBOR Rate, then, unless a LIBOR Rate Disruption Event shall have occurred, the LIBOR Rate shall in all such cases be equal to the Index Rate. For the avoidance of doubt, except as provided in the immediately preceding proviso, the LIBOR Rate determined for any calendar month shall remain fixed for such calendar month.
If such interest rates shall cease to be available from Telerate News Service (or any successor thereof), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to GECC and the Borrower.
     LIBOR Rate Disruption Event: means notification by such GECC to the Borrower of any of the following: (i) determination by GECC that it would be contrary to law or the directive of any central bank or other governmental authority to obtain United States dollars in the London interbank market to fund or maintain its Advances, (ii) the inability of GECC, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its Advances or (iii) a determination by GECC that the maintenance of its Advances will not adequately and fairly reflect the cost to GECC of funding such investment at such rate.

     Liquidity Agreement: Not applicable.
     Liquidity Termination Date: Not applicable.
     Lender Group Agent’s Account:
     Payment To: Deutsche Bank Trust Company Americas
     Account Name: GECC CFS CIF Collection A/C
     ABA Number: 021-001-033
     Account Number: 50-279-513
     Reference: CFN9404 / Bell Microproducts Funding Corporation

EXHIBIT XII
FORM OF WEEKLY REPORT
[to be attached]

Exhibit XII - 1

SCHEDULE A
LENDER GROUPS, LENDER GROUP AGENTS, CONDUIT LENDERS, LIQUIDITY
BANKS AND COMMITMENTS

I.	VFCC Group

	Conduit Lender:	VFCC
	Lender Group Agent:	Wachovia
	Liquidity Banks:	Wachovia
	Commitment:	$70,000,000

II.	GECC Group
	Conduit Lender:	GECC
	Lender Group Agent:	GECC
	Liquidity Banks:	GECC
	Commitment:	$50,000,000

Schedule A - 1

SCHEDULE B
DOCUMENTS TO BE DELIVERED TO THE AGENT
ON OR PRIOR TO THE INITIAL PURCHASE
     1. Executed copies of the Second Amended and Restated Credit and Security Agreement, duly executed by the parties thereto.
     2. Copy of the Resolutions of the Board of Directors of each Loan Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.
     3. Articles or Certificate of Incorporation of each Loan Party and Performance Guarantor certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Advance.
     4. Good Standing Certificate for each Loan Party and Performance Guarantor issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

a. Borrower:	Delaware

b. Servicer:	Alabama
Arizona
California
Colorado
Delaware
Florida
Georgia
Illinois
Maryland
Massachusetts
Minnesota
New Jersey
New York
Oregon
Pennsylvania
Texas
Utah
Virginia
Washington
     5. A certificate of the Secretary of each Loan Party certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person’s By-Laws.

Schedule B - 1

     6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Loan Party from the following jurisdictions:

a. Borrower:	Delaware

b. Servicer:	California
Alabama
Texas
Ohio
Colorado
Minnesota
Illinois
Florida
Pennsylvania
Delaware
Georgia
New York
Maryland
Virginia
     7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Advance in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.
     8. Time stamped receipt copies of proper UCC amendment statements necessary to effect the release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Borrower, including, without limitation, UCC amendment statements relating to the partial releases by The Retirement Systems of Alabama.
     9. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.
     10. Reliance Letters from legal counsel for the Loan Parties reasonably acceptable to the Agent with respect to legal opinions delivered in connection with the Existing Credit and Security Agreement.
     11. [Reserved.]
     12. A favorable opinion of legal counsel for the Loan Parties reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:
     (a) the existence of a “true sale” of the Receivables by the Originator to the Borrower under the Receivables Sale Agreement; and

Schedule B - 2

     (b) the inapplicability of the doctrine of substantive consolidation to the Borrower and the Originator, in connection with any bankruptcy proceeding involving the Borrower or such Originator.
     13. The Fee Letters duly executed by the parties thereto.
     14. A Periodic Report as at March 30, 2007.
     15. Executed copies of (i) all consents from and authorizations by any Persons, including without limitation, the consents from The Retirement Systems of Alabama and Congress Financial Corporation and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.
     16. If applicable, a direction letter executed by each of the Loan Parties authorizing the Agent, and directing warehousemen to allow the Agent to inspect and make copies from such Loan Party’s books and records maintained at off-site data processing or storage facilities.
     17. The Liquidity Agreements, duly executed by each of the parties thereto.
     18. If applicable, for each Lender that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Lender is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.
     19. Executed copies of the Partial Release by The Retirement Systems of Alabama.

Schedule B - 3

Annex A
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE BORROWER
     In addition to the representations, warranties and covenants contained in the Agreement, the Borrower hereby represents, warrants, and covenants as follows:
General
     1. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Agent, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Borrower.
     2. The Receivables may constitute of one or more of the following: “accounts,” “chattel paper,” “deposit accounts,” “documents,” “general intangibles,” “goods,” “instruments,” “investment property,” “letters of credit,” “letter of credit rights,” “money,” “payment intangibles” and “securities entitlements” within the meaning of the UCC.
Creation
     3. Immediately prior to the transfer of the Receivables by the Originator to the Borrower, the Borrower owns and has good and marketable title to all of the Receivables free and clear of any adverse claim.
     4. The Borrower has received all consents and approvals required by the terms of the Receivables to the grant of the security interest therein to the Agent.
Perfection
     5. The Borrower has caused the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the grant of the security interest in the portions of the Receivables with respect to which the filing of a financing statement may be used to perfect the security interest of the Agent.
Priority
     6. Other than the security interest granted by the Borrower to the Agent under the Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of, or is aware of any financing statements against the Issuer that include a description of collateral covering the any of the Receivables other than any financing statement relating to the security interest granted to the Agent under the Agreement or that has been released or terminated.
     7. The Borrower is not aware of any judgment, ERISA or tax lien filings against it.

Annex A - 1

Survival of Perfection Representations
     8. Notwithstanding any other provision of the Agreement, the representations contained in this Schedule shall be continuing, and remain in full force and effect until such time as all Obligations have been finally paid.
No Waiver
     9. The parties to the Agreement shall not, without obtaining the prior written consent of the Agent, waive any of the representations contained in this Annex A or waive a breach of any of the representations contained in this Schedule.
Maintenance of Perfection and Priority
     10. The Borrower covenants that, in order to evidence the interests of Agent under the Agreement, it shall take such action, or execute and deliver such instruments to maintain and perfect, as a first priority interest, the Agent’s interest in the Receivables.

Annex A - 2